Exhibit 10.5

THE SYMBOL ‘***’ IS USED THROUGHOUT THIS EXHIBIT TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AS CONFIDENTIAL.

Confidential

Distribution and License Agreement

by and among

Angiotech Pharmaceuticals, Inc.

Angiotech International GmbH

Cohesion Technologies, Inc.

and

Baxter Healthcare Corporation

Baxter Healthcare, S. A.

Distribution and License Agreement

This Distribution and License Agreement (“Distribution and License Agreement”), dated as of April 1, 2003 (“Effective Date”), is entered into by and among:

Angiotech Pharmaceuticals, Inc. (“Angiotech”), a British Columbia corporation with principal offices at 1618 Station Street, Vancouver, British Columbia, Canada V6A 1B6;

Angiotech International GmbH ("Angiotech International"), which is organized and existing under the laws of Switzerland, and is a wholly-owned subsidiary (and an "Affiliate" as defined herein) of Angiotech;

Cohesion Technologies, Inc. (“Cohesion”), a Delaware corporation with principal offices at 2500 Faber Place, Palo Alto, California 94303, and a wholly-owned subsidiary (and an "Affiliate" as defined herein) of Angiotech (Angiotech, Angiotech International and Cohesion shall be collectively referred to herein as “AAC”);

Baxter Healthcare Corporation (“Baxter Healthcare”), a Delaware corporation with principal offices at One Baxter Parkway, Deerfield, Illinois 60015; and

Baxter Healthcare, S. A. (“BHSA”), which is organized and existing under the laws of Switzerland (Baxter Healthcare and BHSA shall be collectively referred to herein as “Baxter”).

RECITALS

WHEREAS, Angiotech has acquired Cohesion which Controls (defined below) certain biosurgical products, and particularly the CoSeal Sealant Unit, CoSeal Adhesion Prevention Unit (each as defined below) and their components, as well as certain CoSeal Accessory(ies);

WHEREAS, Angiotech and/or its subsidiaries, Cohesion and Angiotech International, have the right to grant certain rights and options pertaining to the CoSeal Sealant Unit and the CoSeal Adhesion Prevention Unit, components thereof, certain CoSeal Accessory(ies) and related information in the Territory, as set forth herein;

WHEREAS, Baxter has substantial expertise in distributing and commercializing medical products and devices worldwide, and wishes to obtain exclusive rights to exploit the CoSeal Sealant Unit in the Sealant Territory; exclusive rights to exploit the CoSeal Adhesion Prevention Unit in the Adhesion Prevention Territory; exclusive rights to exploit certain CoSeal Accessory(ies) in the Territory for use with CoSeal Unit(s); and an option to obtain (a) exclusive rights to exploit the CoSeal Sealant Unit in Japan, and (b) exclusive rights to exploit the CoSeal Adhesion Prevention Unit in the United States; and

WHEREAS, AAC wishes to convey such exclusive rights and options to Baxter;

Confidential

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the sufficiency of which is hereby acknowledged, AAC and Baxter (individually referred to as “Party” and collectively as “Parties”) hereby agree as follows:

Article 1
Definitions

Any capitalized terms not defined in this Distribution and License Agreement shall have the meaning given such term(s) in the Manufacturing Agreement.  Any references in this Distribution and License Agreement to “Sections” shall refer to Sections of this Distribution and License Agreement, unless specified to be referring to Sections of the Manufacturing Agreement.  For purposes of this Distribution and License Agreement, the following capitalized terms in this Distribution and License Agreement, whether used in the singular or plural, shall have the following meanings:

1.1

“AAC” shall mean, collectively, Angiotech, Angiotech International and Cohesion.

1.2

“AAC Know-How” shall mean information, materials, formulations, trade secrets and data: (a) that are Controlled by AAC or its Affiliates during the term of this Distribution and License Agreement, and (b) that are transferred to Baxter and are necessary or used for the use, sale or distribution of CoSeal Ingredients, Product(s), CoSeal Devices, CoSeal Accessories or CoSeal Units, and shall expressly include AAC’s or its Affiliates’ communications with any Regulatory Authority regarding CoSeal Units or components thereof; provided, however, that such communications shall continue to be accorded the status of Confidential Information of AAC during the term of this Distribution and License Agreement.

1.3

“AAC Patents” shall mean (a) the Patents Controlled by AAC or its Affiliates as of the Effective Date and during the term of this Distribution and License Agreement having one or more valid and unexpired claims (i) that cover one or more CoSeal Units or components thereof or one or more CoSeal Accessories, or (ii) that cover processes directed to using one or more CoSeal Units or components thereof or one or more CoSeal Accessories, and (b) all Patent applications filed and Patents obtained for Improvements Controlled by AAC or its Affiliates directly relating to the CoSeal Sealant Unit, the CoSeal Adhesion Prevention Unit, any component of a CoSeal Unit, or any CoSeal Accessory that are discovered, conceived or reduced to practice by AAC and/or its Affiliates (or on their behalf) during the term of this Distribution and License Agreement, but excluding Joint Patents.  For purposes of this Distribution and License Agreement, the phrase “valid and unexpired claim” shall mean a composition of matter, method or device claim (or equivalent thereof) of an issued and unexpired AAC Patent, or a composition of matter, method or device claim (or equivalent thereof) of a pending application within the AAC Patents in the Territory covering one or more CoSeal Units or components thereof or one or more CoSeal Accessories, which (y) has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal; and (z) has not been abandoned, disclaimed, denied or admitted to be

Confidential

invalid or unenforceable through reissue or disclaimer or otherwise.  AAC Patents shall expressly include the Patents Controlled by AAC that are set forth in Schedule 1.3, as it may be amended by the Parties from time to time.

1.4

“AAC Trademarks” shall mean the trademarks Controlled by AAC or its Affiliates as of the Effective Date and during the term of this Distribution and License Agreement that are used, or are intended to be used, in conjunction with distribution, promotion, marketing, sales, offers to sell, import, export or other exploitation of a CoSeal Unit(s) or CoSeal Accessory(ies).  The AAC Trademarks are identified in Schedule 1.4, as it may be amended by the Parties from time to time.

1.5

“Act” shall mean the Federal Food, Drug and Cosmetic Act, as it may be amended from time to time.

1.6

“Adhesion Prevention Territory” shall mean all countries of the world except the United States, prior to Baxter's exercise of the CoSeal Adhesion Prevention Option.  Upon Baxter's exercise of the CoSeal Adhesion Prevention Option, this term shall mean the world.

1.7

“Adverse Event” shall mean an event about which either Party receives or becomes aware of information from any source that reasonably suggests that one of the marketed CoSeal Units and/or CoSeal Accessories (a) may have caused or contributed to a death or serious injury, or serious deterioration in the state of health of a patient, or (b) may have malfunctioned in a manner that, if the malfunction were to recur, the CoSeal Unit, such CoSeal Accessory or a similar CoSeal Unit or CoSeal Accessory would be likely to cause or contribute to a death, serious injury, or serious deterioration in the state of health of a patient.  For purposes of this Section 1.7, any report pertaining to a component of a CoSeal Unit shall be incorporated into a report on the corresponding CoSeal Unit(s).

1.8

“Affiliate” of a Party shall mean any entity (a) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, that Party, but only for so long as the relationship exists; or (b) wherein more than fifty percent (50%) of the voting capital stock (or such lesser maximum percentage permitted by applicable law), or, in the case of a non-corporate entity, more than fifty percent (50%) of the equity interest, is beneficially owned or held by that Party or any of such Party’s subsidiaries or parents.  As used in this Section 1.8, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of an entity (other than a natural person), whether through the ownership of voting capital stock, by contract or otherwise.

1.9

“Baxter Know-How” shall mean any information, materials, formulations, trade secrets and data: (a) that are Controlled by Baxter or its Affiliates during the term of this Distribution and License Agreement, and (b) that are transferred to AAC and are necessary or used for the use, sale or distribution of one or more CoSeal Ingredients, Product(s), CoSeal Devices, CoSeal Accessories or CoSeal Units or components thereof, and shall expressly include Baxter’s or its Affiliates’ communications with any Regulatory Authority regarding CoSeal Accessories or CoSeal Units; provided, however, that such communications shall continue to be accorded the

Confidential

status of Confidential Information of Baxter during the term of this Distribution and License Agreement.

1.10

“Baxter Patents” shall mean Patent applications filed and Patents obtained for Improvements that are discovered, conceived or reduced to practice by Baxter and/or its Affiliates (or on their behalf) during the term of this Distribution and License Agreement, but excluding Joint Patents.

1.11

“Baxter Trademarks” shall mean the trademarks Controlled by Baxter or its Affiliates as of the Effective Date and during the term of this Distribution and License Agreement that are used, or are intended to be used, in conjunction with distribution, promotion, marketing, sales, offers to sell, import, export or other exploitation of a CoSeal Unit(s) or CoSeal Accessory(ies), excluding any trademarks or service marks (a) containing the word “Baxter” or (b) which are not used solely on CoSeal Units or CoSeal Accessories.

1.12

“Business Day” shall mean any day on which banking institutions in both Palo Alto, California, and Chicago, Illinois, are open for business.

1.13

“Commercially Reasonable Efforts” shall mean continuous and diligent efforts of a degree and kind, including the level of attention and care and providing of funding and manpower, as are consistent with industry custom and practice and with the then current stage of product life cycle, and such efforts will in no event be less than the efforts that a Party applies with respect to its other products of similar commercial potential to the maximum extent feasible, consistent with the exercise of good business judgment for the attainment of said goals and for the maximization of profits for both Parties.  Notwithstanding the foregoing, neither Party shall be required to institute litigation or arbitration as part of its Commercially Reasonable Efforts nor shall either Party be required to expend funds other than as expressly set forth herein on counsel, consultants or representatives, nor incur any expense not justified in relation to the expected return.

1.14

“Controlled” or “Controls,” when used in reference to intellectual property or regulatory documentation, shall mean the (a) ownership of intellectual property rights or rights in regulatory documentation, or (b) legal authority or right of a Party hereto (or any of its Affiliates) (i) to transfer intellectual property rights or rights in regulatory documentation to another party, or (ii) to otherwise disclose proprietary or trade secret or regulatory information to such other party.

1.15

“CoSeal Accessory” shall mean any accessory item set forth in Schedule 1.15 that is sold for use with a CoSeal Unit.

1.16

“CoSeal Adhesion Prevention Device” shall mean a mechanical delivery device that is used in the application of the CoSeal Adhesion Prevention Product, when sold as a component of a CoSeal Adhesion Prevention Unit.

1.17

“CoSeal Adhesion Prevention Option” shall mean the option granted by AAC to Baxter to obtain certain exclusive rights pertaining to the CoSeal Adhesion Prevention Unit in the United States, as described in Section 2.2(b).

Confidential

1.18

“CoSeal Adhesion Prevention Product” shall mean a product containing the CoSeal Ingredients that (a) is the subject matter of a Regulatory Filing for use as an adhesion prevention barrier, (b) is approved by one or more Regulatory Authorities for use as an adhesion prevention barrier, or (c) is in development or sold for use as an adhesion prevention barrier.  The CoSeal Adhesion Prevention Product shall expressly include any Improvement(s) to the CoSeal Adhesion Prevention Product, but shall expressly exclude the CoSeal Sealant Product and any Drug-Loaded Product(s).

1.19

“CoSeal Adhesion Prevention Unit” shall mean a CoSeal Adhesion Prevention Product sold in combination with a CoSeal Adhesion Prevention Device.

1.20

“CoSeal Device(s)” shall mean, collectively, as the context requires, both or either of the CoSeal Adhesion Prevention Device(s) and/or the CoSeal Sealant Device(s).

1.21

“CoSeal Ingredients” shall mean the [***] ingredients, designated [***] and [***], as set forth in further detail in Schedule 1.21, including any Improvements thereto.  For purposes of this Distribution and License Agreement, Improvements to the CoSeal Ingredients are anticipated to include modifications of the [***] ingredients [***] or [***] in which: (a) [***] (b) [***] (c) [***] or (d) [***]

1.22

“CoSeal Sealant Device” shall mean a mechanical delivery device that is used in the application of the CoSeal Sealant Product, when sold as a component of a CoSeal Sealant Unit.

1.23

“CoSeal Sealant Option” shall mean the option granted by AAC to Baxter to obtain certain exclusive rights pertaining to the CoSeal Sealant Unit in Japan, as described in Section 2.1(c).

1.24

“CoSeal Sealant Product” shall mean a product containing the CoSeal Ingredients that (a) is the subject matter of a Regulatory Filing for use as a tissue sealant, adhesive or glue, (b) has been or is approved by one or more Regulatory Authorities for use as a tissue sealant, adhesive or glue, or (c) that is in development or sold for use as a tissue sealant, adhesive or glue.  The CoSeal Sealant Product shall expressly include both the formulation marketed as of the Effective Date and the “premix” formulation of the CoSeal Sealant Product, and any Improvement(s) to the CoSeal Sealant Product, but shall expressly exclude the CoSeal Adhesion Prevention Product(s) and any Drug-Loaded Product(s).

1.25

“CoSeal Sealant Unit” shall mean a CoSeal Sealant Product sold in combination with a CoSeal Sealant Device.

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1.26

“CoSeal Unit” shall mean, collectively, as the context requires, both or either of the CoSeal Sealant Unit and/or the CoSeal Adhesion Prevention Unit.

1.27

“Distribution and License Agreement” shall mean this Distribution and License Agreement together with all exhibits, schedules, and appendices attached to this Distribution and License Agreement, all as respectively amended, modified or supplemented by the Parties in accordance with the terms of this Distribution and License Agreement.

1.28

“Dollars” shall mean the lawful currency of the United States of America.

1.29

“Drug-Loaded Product” shall mean, in a product with the CoSeal Ingredients, the inclusion of at least one ingredient for the primary purpose of [***]  For example, but not by way of limitation, the addition to CoSeal Ingredients of [***] shall not result in a Drug-Loaded Product.  As a further example, but not by way of limitation, the addition to CoSeal Ingredients of (a) [***] and (b) [***] shall result in a Drug-Loaded Product.  The Parties agree that the addition to CoSeal Ingredients of [***] shall result in a Drug-Loaded Product, except as set forth in Section 1.33.  Notwithstanding any provision to the contrary herein, any Drug-Loaded CoSeal Adhesion Prevention Product may be marketed or sold for use as an adhesion prevention barrier.

1.30

“FDA” shall mean the United States Food and Drug Administration, or any successor entity thereto performing similar functions.

1.31

“Field” shall mean human therapeutic use for any and all tissue sealing, adhesive, glue or adhesion prevention barrier indications but shall specifically exclude any use: (i) [***]; (ii) [***]; (iii) [***]; (iv) [***]; or (v) [***].  In the event that Baxter does not exercise the Adhesion Prevention Option or Baxter’s rights to distribute, market and sale the CoSeal Adhesion Prevention Product are terminated, "Field" shall mean [***]

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1.32

“Hemostat” shall mean a product whose primary purpose is to stop bleeding through an activation of the coagulation cascade, and shall expressly include the CoStasis Surgical Hemostat product.

1.33

“Improvement” shall mean any enhancement, upgrade, addition or modification to: (a) the CoSeal Ingredients or the Product(s) that is designed (i) for the primary purpose of [***] in the CoSeal Sealant Product or CoSeal Sealant Unit, or (ii) for the primary purpose of [***] in the CoSeal Adhesion Prevention Product or CoSeal Adhesion Prevention Unit; or (b) the CoSeal Devices that is designed for the primary purpose of [***].  The foregoing definition shall apply to any enhancement, upgrade, addition or modification, whether patented, patentable or not, conceived or first reduced to practice prior to and during the term of this Distribution and License Agreement and any and all intellectual property rights therein and thereto.  If any such enhancement, upgrade, addition or modification is developed to achieve a [***], or a [***], then such enhancement, upgrade, addition or modification shall not result in an Improvement.  In addition to the foregoing, if Baxter’s right to exercise the CoSeal Adhesion Prevention Option expires or is terminated, Baxter shall have no further right to make Improvements to the CoSeal Adhesion Prevention Product or CoSeal Adhesion Prevention Unit.  The Parties hereby agree that the addition or incorporation of (x) [***] to or with the CoSeal Ingredients, or (y) [***], shall result in an Improvement.  The Parties further agree that a Drug-Loaded Product is not an Improvement.

1.34

“Joint Patents” shall mean Patent applications filed and Patents obtained for Improvements and inventions directly relating to the CoSeal Ingredients, Product(s), CoSeal Devices, CoSeal Accessories or CoSeal Units that are jointly discovered, conceived and/or reduced to practice by Baxter (or its Affiliates) and AAC (or its Affiliates) during the term of this Distribution and License Agreement.

1.35

“Manufacturing Agreement” shall mean the Manufacturing and Supply Agreement by and among the Parties, dated as of the same date as this Distribution and License Agreement.

1.36

“Milestone” shall mean the occurrence of a particular event, as defined in this Distribution and License Agreement, that will impose one or more obligations on a Party to this Distribution and License Agreement.

1.37

“Net Sales” shall mean the actual amounts invoiced by Baxter (or, if not invoiced, actual amounts paid to Baxter) that are attributable to sales of CoSeal Unit(s) and AAC Patented Accessory(ies) to a non-Affiliate Third Party by Baxter (or an Affiliate of Baxter), less (whether or

Confidential

not such costs are invoiced separately) the sum of the following items (to the extent such items have not been previously accounted for in the invoiced amount or paid amount):

(a)

amounts refunded or credits actually given to purchasers for CoSeal Units and AAC Patented Accessories which were rejected, spoiled, damaged or returned and not replaced;

(b)

unless separately charged to the purchaser, freight, shipment and insurance costs incurred in transporting CoSeal Units and AAC Patented Accessories to the purchaser;

(c)

quantity, trade and cash discounts, rebates (including pursuant to governmental regulation), charge-backs, retroactive price reductions, credits or allowances actually allowed or taken;

(d)

taxes, tariffs, customs duties and surcharges and other governmental charges incurred in connection with the sale, exportation, or importation of the CoSeal Units and AAC Patented Accessories; and

(e)

applicable fees paid to group purchasing organizations.

The transfer of a CoSeal Unit or AAC Patented Accessory by Baxter (or an Affiliate of Baxter) to an Affiliate of Baxter (or by an Affiliate of Baxter to Baxter) shall not be considered a sale for the purpose of this Section 1.37.

1.38

“Patents” shall mean all existing patents and patent applications and all patent applications hereafter filed, including any continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

1.39

“Post-Licensure Marketing Study” shall mean human clinical trials of a CoSeal Unit conducted or continued after Regulatory Approval has been achieved (such trials may be designed to provide information that will optimize or expand use of the CoSeal Unit and provide additional safety and effectiveness data for a specific procedure for which the CoSeal Unit is currently indicated for use).

1.40

“Product(s)” shall mean, collectively, as the context requires, both or either of the CoSeal Sealant Product and/or the CoSeal Adhesion Prevention Product.

1.41

“Regulatory Approval” shall mean all authorizations by the appropriate governmental entity or entities necessary for commercial sale of a CoSeal Unit in a country in the Territory including, without limitation and where applicable, approval of labeling, price (including National Health Insurance price for Japan), reimbursement and manufacturing.

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1.42

“Regulatory Authority” shall mean, with respect to any particular country, territory or union, the governmental authority, body, commission, agency or other instrumentality of such country, territory or union with the primary responsibility for the evaluation or approval of medical products before such medical product can be tested, marketed, promoted, distributed or sold in such country, including such governmental bodies that have jurisdiction over the pricing of such medical product.  The term "Regulatory Authority" includes, but is not limited to the FDA, the European Agency for the Evaluation of Medicinal Products (EMEA), European Member State Competent Authorities and the Ministry of Health, Labour and Welfare (MHLW).

1.43

“Regulatory Filing” shall mean all activities relating to the filing for and procurement of Regulatory Approval for the marketing and sale of a CoSeal Unit from the relevant Regulatory Authorities.

1.44

“Sealant Territory” shall mean all countries of the world except Japan, prior to Baxter's exercise of the CoSeal Sealant Option or AAC's grant to Baxter of the rights thereunder in accordance with Section 9.2(b).  Upon Baxter’s exercise of the CoSeal Sealant Option or AAC's grant to Baxter of rights to the CoSeal Sealant Unit in Japan, this term shall mean the world.

1.45

“Territory” shall mean, collectively, as the context requires, both or either of the Sealant Territory and/or the Adhesion Prevention Territory.

1.46

“Third Party” shall mean any person or entity other than AAC, Baxter or their respective Affiliates.

1.47

“Third Party Rights” shall have the meaning ascribed to it in Section 2.1(b).

Article 2
Grant of Rights

2.1

CoSeal Sealant Unit(s) Exclusive Distribution, Sales and Marketing Rights.

(a)

License Grants.

Subject to the terms and conditions of this Distribution and License Agreement, AAC hereby grants to Baxter and its Affiliates, and Baxter, on behalf of itself and its Affiliates, hereby accepts:

(i)

a sole and exclusive (even as to AAC and its Affiliates) license, with right to sublicense in accordance with Section 2.4, under AAC Patents and AAC Trademarks to use, have used, market, have marketed, distribute, have distributed, sell, have sold, offer for sale, export and import CoSeal Sealant Units in the Sealant Territory; and

(ii)

a non-exclusive license, with right to sublicense in accordance with Section 2.4, under AAC Know-How to use, have used, market, have marketed, distribute, have distributed, sell, have sold, offer for sale, export and import CoSeal Sealant Units in the Sealant Territory during the term of this Distribution and License Agreement.  Upon expiration or

Confidential

termination after the third anniversary of the Effective Date of this Distribution and License Agreement, the license granted in this Section 2.1(a)(ii) shall be deemed paid in full and irrevocable with regard to all AAC Know-How transferred to Baxter under this Section 2.1(a) during the term of this Distribution and License Agreement.  However, in the event that this Distribution and License Agreement is terminated before the third anniversary of the Effective Date, or is terminated by AAC pursuant to Section 5.5, 14.2 or 14.3, then Baxter shall have a fully paid and irrevocable license to all AAC Know-How (except AAC Know-How relating to Improvements or Proposals, as defined in Section 7.1(f)) transferred to Baxter under this Section 2.1(a).  Upon any termination of this Distribution and License Agreement, AAC hereby agrees not to sue, seek an injunction or initiate other legal action against Baxter for the practice of AAC Know-How transferred under this Section 2.1(a) that is only incidental to the use, marketing, distribution, sale, export or import of products and devices for use as a tissue sealant, adhesive or glue by Baxter and its Affiliates.

(b)

Third Party Rights.  Notwithstanding the foregoing, the Parties acknowledge that the Third Parties set forth in Schedule 2.1(b) have certain distribution and other rights in the Field regarding the CoSeal Sealant Unit or the CoSeal Sealant Product in portions of the Sealant Territory and Japan as of the Effective Date, as described in Schedule 2.1(b) (“Third Party Rights”).  The parties acknowledge that these Third Party Rights do not include research use only rights and limited non-commercial rights granted to Third Parties pursuant to material transfer agreements or feasibility study agreements.  To the extent permitted under such Third Party Rights, and without breaching any agreements governing such Third Party Rights, AAC shall use its Commercially Reasonable Efforts to exercise its termination rights under such Third Party Rights; provided that such Third Party Rights shall be terminated no later than seven (7) months after the Effective Date.  Baxter recognizes and agrees that AAC may need to conduct a “winding down” process with respect to such terminated Third Party Rights, which may include (for instance) the right to sell inventory on hand and the like; provided, however, that such “winding down” process shall be completed not later than twelve (12) months after the Effective Date.  In the event that such Third Party Rights are terminated, AAC shall promptly transfer the corresponding rights to Baxter. The Parties shall determine procedures and activities to be undertaken by the Parties to ensure a transition of such CoSeal Sealant Unit distribution, sales and marketing rights to Baxter with minimal detrimental effect to the supply of CoSeal Sealant Unit(s) in the market place.  If such Third Party Rights cannot be terminated as set forth herein, then Baxter, at its option, may require AAC to assign all rights and benefits under such Third Party Rights to Baxter; provided, however, that Baxter will not assume, and AAC will retain, all duties and obligations owing under such Third Party Rights.

(c)

CoSeal Sealant Option.  Subject to the terms and conditions of this Distribution and License Agreement, AAC hereby grants to Baxter and its Affiliates an option (the “CoSeal Sealant Option") to obtain for Baxter and its Affiliates:

(i)

a sole and exclusive (even as to AAC and its Affiliates) license, with right to sublicense in accordance with Section 2.4, under AAC Patents and AAC Trademarks to use, have used, market, have marketed, distribute, have distributed, sell, have sold, offer for sale, export and import CoSeal Sealant Units in Japan; and

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(ii)

a non-exclusive license, with right to sublicense in accordance with Section 2.4, under AAC Know-How to use, have used, market, have marketed, distribute, have distributed, sell, have sold, offer for sale, export and import CoSeal Sealant Units in Japan.  Upon expiration or termination after the third anniversary of the Effective Date of this Distribution and License Agreement, the license granted in this Section 2.1(c)(ii) shall be deemed paid in full and irrevocable with regard to all AAC Know-How transferred to Baxter under this Section 2.1(c) during the term of this Distribution and License Agreement.  However, in the event that this Distribution and License Agreement is terminated before the third anniversary of the Effective Date, or is terminated by AAC pursuant to Section 5.5, 14.2 or 14.3, then Baxter shall have a fully paid and irrevocable license to all AAC Know-How (except AAC Know-How relating to Improvements or Proposals, as defined in Section 7.1(f)) transferred to Baxter under this Section 2.1(c).  Upon any termination of this Distribution and License Agreement, AAC hereby agrees not to sue, seek an injunction or initiate other legal action against Baxter for the practice of AAC Know-How transferred under this Section 2.1(c) that is only incidental to the use, marketing, distribution, sale, export or import of products and devices for use as a tissue sealant, adhesive or glue by Baxter and its Affiliates.

This CoSeal Sealant Option must be exercised by Baxter in writing within [***] following the last to occur of: (A) Baxter's receipt of written notice from AAC of [***] for the [***], or (B) the completed transfer [***] of [***] for the [***] that has been [***]

In the event that Baxter exercises its CoSeal Sealant Option pursuant to this Section 2.1(c), and upon delivery of the Japan Payment set forth in Section 9.2(b), the rights set forth in Section 2.1(c)(i) and (ii) shall automatically transfer to Baxter without necessity of further action by the Parties.

2.2

CoSeal Adhesion Prevention Unit(s) Exclusive Distribution, Sales and Marketing Rights.

(a)

Adhesion Prevention Territory.  Subject to the terms and conditions of this Distribution and License Agreement, AAC hereby grants to Baxter and its Affiliates, and Baxter, on behalf of itself and its Affiliates, hereby accepts:

(i)

a sole and exclusive (even as to AAC and its Affiliates) license, with right to sublicense in accordance with Section 2.4, under AAC Patents and AAC Trademarks to use, have used, market, have marketed, distribute, have distributed, sell, have sold, offer for sale, export and import CoSeal Adhesion Prevention Units in the Adhesion Prevention Territory; and

(ii)

a non-exclusive license, with right to sublicense in accordance with Section 2.4, under AAC Know-How to use, have used, market, have marketed, distribute, have distributed, sell, have sold, offer for sale, export and import CoSeal Adhesion Prevention Units in the Adhesion Prevention Territory during the term of this Distribution and License Agreement.

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Upon expiration or termination after the third anniversary of the Effective Date of this Distribution and License Agreement, the license granted in this Section 2.2(a)(ii) shall be deemed paid in full and irrevocable with regard to all AAC Know-How transferred to Baxter under this Section 2.2(a) during the term of this Distribution and License Agreement.  However, in the event that this Distribution and License Agreement is terminated before the third anniversary of the Effective Date, or is terminated by AAC pursuant to Section 5.5, 14.2 or 14.3, then Baxter shall have a fully paid and irrevocable license to all AAC Know-How (except AAC Know-How relating to Improvements or Proposals, as defined in Section 7.1(f)) transferred to Baxter under this Section 2.2(a).  Upon any termination of this Distribution and License Agreement, AAC hereby agrees not to sue, seek an injunction or initiate other legal action against Baxter for the practice of AAC Know-How transferred under this Section 2.2(a) that is only incidental to the use, marketing, distribution, sale, export or import of products and devices for use as an adhesion prevention barrier by Baxter and its Affiliates.

In the event that Baxter declines to exercise the CoSeal Adhesion Prevention Option set forth in Section 2.2(b) below, then Baxter’s rights granted under this Section 2.2(a) shall terminate upon the earlier of: (A) Baxter’s written notice to AAC that it declines to exercise its CoSeal Adhesion Prevention Option, or (B) upon expiration of the CoSeal Adhesion Prevention Option exercise period set forth in Section 2.2(b).  Notwithstanding such termination, Baxter shall have the right to wind-up and sell-off any inventory of CoSeal Adhesion Prevention Units in accordance with Section 14.8.

(b)

CoSeal Adhesion Prevention Option.  Subject to the terms and conditions of this Distribution and License Agreement, AAC hereby grants to Baxter and its Affiliates an option (the “CoSeal Adhesion Prevention Option”) to obtain for Baxter and its Affiliates:

(i)

a sole and exclusive (even as to AAC and its Affiliates) license, with right to sublicense in accordance with Section 2.4, under AAC Patents and AAC Trademarks to use, have used, market, have marketed, distribute, have distributed, sell, have sold, offer for sale, export and import CoSeal Adhesion Prevention Units in the United States; and

(ii)

a non-exclusive license, with right to sublicense in accordance with Section 2.4, under AAC Know-How to use, have used, market, have marketed, distribute, have distributed, sell, have sold, offer for sale, export and import CoSeal Adhesion Prevention Units in the United States.  Upon expiration or termination after the third anniversary of the Effective Date of this Distribution and License Agreement, the license granted in this Section 2.2(b)(ii) shall be deemed paid in full and irrevocable with regard to all AAC Know-How transferred to Baxter under this Section 2.2(b) during the term of this Distribution and License Agreement.  However, in the event that this Distribution and License Agreement is terminated before the third anniversary of the Effective Date, or is terminated by AAC pursuant to Section 5.5, 14.2 or 14.3, then Baxter shall have a fully paid and irrevocable license to all AAC Know-How (except AAC Know-How relating to Improvements or Proposals, as defined in Section 7.1(f)) transferred to Baxter under this Section 2.2(b).  Upon any termination of this Distribution and License Agreement, AAC hereby agrees not to sue, seek an injunction or initiate other legal action against Baxter for the practice of AAC Know-How transferred under this Section 2.2(b) that is only incidental to the use, marketing,

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distribution, sale, export or import of products and devices for use as an adhesion prevention barrier by Baxter and its Affiliates.

This CoSeal Adhesion Prevention Option must be exercised in writing within [***] after the date that Baxter receives from AAC, in accordance with Section [***]  At Baxter’s request during this [***] period, AAC shall provide to Baxter appropriate AAC research program data and results that are directly related to AAC’s Drug-Loaded Product program for adhesion prevention barrier indications and that are in AAC’s possession at the time of such request.  This [***] period may be extended by mutual written agreement of the Parties.  In any event, Baxter must exercise the CoSeal Adhesion Prevention Option no later than [***].  If Baxter declines to exercise the CoSeal Adhesion Prevention Option, or if the [***] period expires without Baxter’s notice of exercise, all rights granted to Baxter with respect to the CoSeal Adhesion Prevention Unit(s) in the Adhesion Prevention Territory shall immediately terminate and revert to AAC without necessity of notice.

In the event that Baxter exercises its CoSeal Adhesion Prevention Option pursuant to this Section 2.2(b), and upon delivery of the option exercise payment set forth in Section 9.2(a), the rights set forth in Section 2.2(b)(i) and (ii) shall automatically transfer to Baxter without necessity of further action by the Parties.

2.3

CoSeal Accessories Exclusive Rights.

Subject to the terms and conditions of this Distribution and License Agreement, AAC hereby grants to Baxter and its Affiliates, and Baxter, on behalf of itself and its Affiliates, hereby accepts:

(a)

a sole and exclusive (even as to AAC and its Affiliates) license, with right to sublicense in accordance with Section 2.4, under AAC Patents and AAC Trademarks to use, have used, market, have marketed, distribute, have distributed, sell, have sold, offer for sale, export and import CoSeal Accessories in the Field in the Territory; and

(b)

a non-exclusive license, with right to sublicense accordance with Section 2.4, under AAC Know-How to use, have used, market, have marketed, distribute, have distributed, sell, have sold, offer for sale, export and import the CoSeal Accessory(ies) in the Field in the Territory.  Upon expiration or termination after the third anniversary of the Effective Date of this Distribution and License Agreement, the license granted in this Section 2.3(b) shall be deemed paid in full and irrevocable with regard to all AAC Know-How transferred to Baxter under this Section 2.3 during the term of this Distribution and License Agreement.  However, in the event that this Distribution and License Agreement is terminated before the third anniversary of the Effective Date, or is terminated by AAC pursuant to Section 5.5, 14.2 or 14.3, then Baxter shall have a fully paid and irrevocable license to all AAC Know-How (except AAC Know-How relating to Improvements or Proposals, as defined in Section 7.1(f)) transferred to Baxter under this Section 2.3.  Upon any termination of this Distribution and License Agreement, AAC hereby agrees not to sue, seek an injunction or initiate other legal action against Baxter for the practice of AAC

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Know-How transferred under this Section 2.3 that is only incidental to the use, marketing, distribution, sale, export or import of products and devices in the Field by Baxter and its Affiliates.

Within twenty (20) Business Days after the Effective Date, AAC shall deliver to Baxter CoSeal Accessories in its possession that are not needed by AAC for its internal programs.  AAC shall invoice Baxter for such CoSeal Accessories as follows:  (i) [***] for the Air Enhanced Spray Accessory 5X (AES 500) and the Air Regulator System (ARS-530); and (ii) [***] for the CoSeal Extended Applicators 22 cm (FXP-060) and the CoSeal Replacement Applicators (FXP-069).  Thereafter, upon Baxter’s written request, AAC shall supply Baxter with a CoSeal Accessory(ies) under the same financial terms set forth above for a period of [***] from the Effective Date or until [***], whichever occurs later.  The Parties agree that Baxter shall have no obligation to pay to AAC a percentage of Net Sales on any CoSeal Accessory(ies) transferred to Baxter in accordance with the foregoing transfer prices.  If Baxter manufactures or obtains from a Third Party manufacturer [***] then Baxter shall pay to AAC a percentage of Net Sales of such AAC Patented Accessory(ies) as set forth in Section 9.4, and such Net Sales shall count toward Baxter’s Minimum Sales obligations.

Notwithstanding the foregoing, in the event that Baxter’s rights to distribute either one (but not both) of the CoSeal Units are terminated for any reason under this Distribution and License Agreement, then Baxter’s rights with respect to CoSeal Accessories under this Section 2.3 shall become non-exclusive and AAC and its Affiliates may use, have used, market, have marketed, distribute, have distributed, sell, have sold, offer for sale, export and import the CoSeal Accessories.

2.4

Sublicense; Subdistribution, Agent, Co Promotion Agreements.

(a)

Subject to Section 2.4(b), Baxter and its Affiliates shall have the right to grant a sublicense under the rights granted to Baxter and its Affiliates hereunder, or to appoint a subdistributor, agent or co-promoter, in connection with the performance of Baxter’s CoSeal Unit(s) distribution, sales and marketing obligations under this Distribution and License Agreement, upon fulfillment of the following conditions: (i) that Baxter shall not enter into any sublicense, subdistributor, agency or co-promotion agreement relating to distribution in the majority (as a percentage of Net Sales) of any of the following markets: United States, Australia, Canada, United Kingdom, Germany, France, Italy or Spain (“Major Markets”) without AAC’s prior written approval (which shall not be unreasonably withheld or delayed); (ii) that Baxter shall provide a copy of such agreement as set forth in condition (i) to AAC within ten (10) Business Days after execution; and (iii) that the execution and delivery by Baxter of any such agreement as set forth in condition (i) shall not in any way diminish, reduce or eliminate any of Baxter's obligations under this Distribution and License Agreement, and Baxter shall remain liable for such obligations.  Baxter shall obtain contractual undertakings from every such sublicensee, subdistributor, agent or co-promoter that will provide that the rights of such sublicensee, subdistributor, agent or co-promoter shall terminate upon termination of this Distribution and

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License Agreement.  Any sublicense granted by Baxter under this Section 2.4 with respect to AAC Know-How shall be limited solely to AAC Know-How that allows a subdistributor, agent or co-promoter to market, distribute or sell CoSeal Units and CoSeal Accessories, and shall expressly exclude any other AAC Know-How.

(b)

If Baxter intends to enter into a sublicense, subdistributor, agency or co-promotion agreement in any countries that are not included within Major Markets that would decrease the payments to AAC by Baxter under Section 9.4 by more than [***] as compared to the amount paid to AAC in the preceding calendar year, then (i) Baxter shall obtain AAC’s written consent prior to executing such agreement and (ii) Baxter shall provide to AAC a copy of such sublicense, subdistributor, agency or co-promotion agreement within ten (10) Business Days after execution.  Should Baxter, without AAC’s consent, enter into a sublicense, subdistributor, agency or co-promotion agreement in any country that is not included within Major Markets and that decreases the payments to AAC by Baxter under Section 9.4 by more than [***] as compared to the amount paid to AAC in the preceding calendar year, then AAC shall have the right to review such agreement and shall further have thirty (30) days from the date it receives such agreement to determine whether it desires to terminate this Distribution and License Agreement as to the country(ies) covered under the sublicense, subdistributor, agency or co-promotion agreement at issue; provided, however, that such termination shall become effective only if Baxter shall fail to remedy or cure its breach of this Section 2.4(b) to AAC’s satisfaction within a thirty (30) day period following written notice from AAC of termination under this Section 2.4(b).  Where Baxter enters into multiple sublicense, subdistributor, agency or co-promotion agreements in countries that are not included within Major Markets within any single twenty-four (24) month period that in the aggregate decrease payments to AAC by Baxter under Section 9.4 by more than [***] of the amount paid to AAC in the preceding calendar year, this Section 2.4(b) shall also apply.

2.5

Ownership of Intellectual Property; Retention of Certain Rights.

AAC retains all rights to all AAC Know-How, AAC Patents and AAC Trademarks, to the extent such rights are not explicitly granted to Baxter under Sections 2.1, 2.2 or 2.3, above.  The Parties acknowledge that AAC retains the right to make, have made, use, have used, market, have marketed, distribute, have distributed, sell, have sold, offer for sale, export and import CoSeal Ingredients, Product(s), CoSeal Device(s) CoSeal Accessory(ies) and CoSeal Unit(s) for all purposes other than those granted to Baxter hereunder, including (without limitation) the right to exploit the CoSeal Ingredients and the Product(s) as a component of Drug-Loaded Products.

2.6

Baxter’s Election To Cease Distribution.

(a)

Adhesion Prevention Unit.  Baxter may, at its option, provide no less than one hundred eighty (180) days written notice to AAC of its desire to cease distribution of the CoSeal Adhesion Prevention Unit(s) in the Adhesion Prevention Territory.  Upon the date set forth in such notice by Baxter, all of Baxter’s rights under Section 2.2 shall terminate, subject only to Baxter’s inventory sell off rights as set forth in Section 14.8.  In the event of the exercise by Baxter of the preceding election not to distribute the CoSeal Adhesion Prevention Unit, Baxter’s rights

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relative to distribution of the CoSeal Sealant Unit(s) shall remain in full force and effect in accordance with the terms hereof.

(b)

CoSeal Sealant Unit.  If Baxter elects to cease distribution of the CoSeal Sealant Unit (by providing no less than one hundred eighty (180) days written notice to AAC), then upon the date set forth in such notice by Baxter, this Distribution and License Agreement shall terminate, subject to Baxter’s inventory sell off rights set forth in Section 14.8.

2.7

Excluded Rights.

There are no rights granted to Baxter to (by way of example, but not limitation): (a) sell or otherwise exploit a Product only or a CoSeal Device only (for instance, Baxter may not sell a Product or CoSeal Device that is not also a component of a CoSeal Unit); (b) research, develop, test, sell or otherwise exploit within one delivery device either Tisseel® + Product,  FloSeal® + Product, drug + Product; or any product sold or Controlled by Baxter + Product; or (c) sell or otherwise exploit any product containing the CoSeal Ingredients that is not a CoSeal Unit, or an Improvement to a CoSeal Unit, or a CoSeal Accessory.

Article 3
Role of Program Directors

3.1

Communications and Decision-Making Process.

(a)

Objectives.  The Program Directors (as defined below) shall: (i) assist in monitoring clinical/ regulatory activities in the Territory relating to the CoSeal Unit(s); (ii) if applicable, assist in coordinating the relationship between Baxter and Third Parties, where one or more Third Parties manufacture Product(s), CoSeal Device(s), CoSeal Accessory(ies) or CoSeal Unit(s) for Baxter; (iii) act as the primary liaisons in coordinating the activities of AAC and Baxter under this Distribution and License Agreement and the Manufacturing Agreement; (iv) if required, coordinate the transition of customers to Baxter after AAC’s termination of its Third Party Rights; (v) manage the proper amount of CoSeal Sealant Unit and CoSeal Accessory inventory prepared by AAC for Baxter as part of the transfer of manufacturing technology under the Manufacturing Agreement; (vi) following the Second Commercialization Date (as defined in the Manufacturing Agreement), shall assume responsibility for ensuring that all of the CoSeal Sealant Unit inventory prepared by AAC for Baxter in accordance with the plan to manage inventory (referenced in this Section 3.1(a)(v), above) is transferred to Baxter in accordance with prior transfers of inventory under the Manufacturing Agreement, and for ensuring that AAC receives the Net Sales sharing payment set forth in Section 9.4(a) for any CoSeal Sealant Unit and CoSeal Accessory inventory manufactured at or for Cohesion; (vii) recommend allocation of the Parties’ responsibilities associated with the activities set forth in this Section 3.1(a)(i) and (a)(ii); and (viii) identify, recommend and approve future indications for the CoSeal Units pursuant to Section 3.3.

(b)

Program Directors.  Within thirty (30) days after the Effective Date, AAC and Baxter shall each designate a Program Director.  AAC and Baxter each retain the right to change its Program Director from time to time, upon written notice to the other Party, or to appoint one or more substitutes to serve in the place of an absent Program Director(s).  The Program Directors may select other employees, consultants or Third Parties that agree to be bound by the

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terms of this Distribution and License Agreement to form one or more teams in order to fulfill the objectives of the Parties under this Distribution and License Agreement.

(c)

Communications.  The Program Directors shall communicate regularly, and with respect to the Products, CoSeal Units and/or CoSeal Accessories, as applicable, shall report to each other their respective Party’s progress with respect to its clinical/regulatory activities (including, without limitation, clinical timelines; the status of patient enrollment; any documents, minutes, and reports relating to communications between the reporting Party and the Regulatory Authorities; as well as other relevant clinical activities conducted by the reporting Party and any pertinent issues being dealt with by the reporting Party).  For each Party, annual written reports with respect to the Products, CoSeal Units and/or CoSeal Accessories, as applicable, shall include: (i) progress and results of that Party since the previous year; (ii) critical issues or problems encountered or anticipated by that Party; and (iii) a statement of that Party’s goals for the scheduled activities.

(d)

Decision-Making Process.  The Program Directors shall mutually agree upon decisions to be made under this Article 3.  In the event that the Program Directors are unable to reach consensus on a particular issue, then the matter shall be handled as further set forth in Sections 16.2 and 16.3 hereof.

3.2

Commercialization Plan.

Baxter will prepare a plan for the commercialization (“Commercialization Plan”) of the CoSeal Sealant Unit within six (6) months after the Effective Date, and the Program Directors shall review and, if acceptable, approve such CoSeal Sealant Unit Commercialization Plan.  If Baxter exercises the CoSeal Adhesion Prevention Option, a corresponding draft Commercialization Plan for the CoSeal Adhesion Prevention Unit shall be prepared by Baxter within six (6) months after the date that Baxter exercises the CoSeal Adhesion Prevention Option.  Within three (3) months after the date that Baxter receives notice from AAC of FDA approval of the CoSeal Adhesion Prevention Unit, Baxter shall prepare a final CoSeal Adhesion Prevention Unit Commercialization Plan, and the Program Directors shall review and, if acceptable, approve such CoSeal Adhesion Prevention Unit Commercialization Plan.

3.3

Future Indications for CoSeal Unit(s).

Where a Party conceives of a future indication for a CoSeal Unit (excluding the [***] and [***] indications for the CoSeal Sealant Unit and the [***] indication for the CoSeal Adhesion Prevention Unit), it shall present such indication to the Program Directors for a recommendation as to whether such future indication should be developed.  Should the Program Directors recommend that such future indication be developed, then such recommendation must be approved by Baxter, who shall have the right to prioritize and execute clinical trials in accordance with its internal research and development guidelines.  Baxter shall bear sole responsibility (as set forth in Sections 6.1(b) and (d)), including financial responsibility (as set forth in Section 6.1(f)(ii)), for all clinical trials and Regulatory Filings relating to all future indications (excluding only the [***] and [***] indications for the CoSeal Sealant Unit and the [***] indication for the CoSeal Adhesion Prevention Unit, except as otherwise set forth in Sections 9.2 and 9.3).  Net Sales sharing for such future indications shall be in accordance with the provisions set forth in Section 9.4(a).

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Article 4
Employees

4.1

Hiring of Employees.

Baxter shall have the right, but not the obligation, to hire such Cohesion employees, including but not limited to sales and marketing employees, as are needed to facilitate the transfer of CoSeal Unit marketing knowledge and expertise to Baxter.  Any such hiring decisions, and the terms thereof, shall be solely at Baxter’s discretion.  AAC shall assist Baxter in making its hire/no hire decision regarding employees by providing Baxter with a list of key employees that have been designated by AAC as available for hiring by Baxter, including information regarding job titles, job descriptions, salary and benefit information, as well as access to such individuals for interviews and direct evaluations by Baxter.  Notwithstanding the foregoing, Baxter expressly agrees not to solicit for employment any AAC employees, other than those identified on such list of key employees, without AAC’s prior written consent; provided however, that nothing herein shall prohibit Baxter from hiring any AAC employees who respond to industry-wide or general employment solicitations, advertised employment opportunities, or other available employment opportunities at Baxter.

Article 5
Distribution Rights and Minimum Sales

5.1

Appointment.

Subject to the terms and conditions contained in this Distribution and License Agreement, AAC appoints Baxter and its Affiliates as its exclusive worldwide marketing, sales and distribution entity for the CoSeal Sealant Unit in the Sealant Territory, for the CoSeal Adhesion Prevention Unit in the Adhesion Prevention Territory, and the related CoSeal Accessories in the Territory, and Baxter, on behalf of itself and its Affiliates, hereby accepts such appointment.  Subject to the terms and conditions contained in this Distribution and License Agreement, AAC shall not (itself or through or in connection with any of its Affiliates or any Third Party) market, sell or distribute CoSeal Units (or CoSeal Accessories in the Field) in any part of the Territory, so long as Baxter retains the exclusive distribution rights under any license granted to Baxter for that part of the Territory.

5.2

Minimum Sales.

Baxter shall meet the annual minimum sales commitments applicable to Baxter’s Net Sales for each CoSeal Unit, including AAC Patented Accessory(ies) (“Minimum Sales”).

(a)

CoSeal Sealant Unit.  Baxter shall meet the Minimum Sales for the CoSeal Sealant Unit, including AAC Patented Accessory(ies) (“CoSeal Sealant Unit Minimum Sales”), as set forth in Schedule 5.2(a).

(b)

CoSeal Adhesion Prevention Unit.  If Baxter exercises its CoSeal Adhesion Prevention Option, AAC and Baxter will establish a separate schedule of Minimum Sales for the CoSeal Adhesion Prevention Unit, including AAC Patented Accessory(ies) (“CoSeal Adhesion Prevention Unit Minimum Sales”), within [***] after receipt of written notice from AAC of [***].  When such CoSeal Adhesion Prevention Unit Minimum Sales have been agreed upon by the Parties in

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writing, this Distribution and License Agreement shall be amended to include such schedule of CoSeal Adhesion Prevention Unit Minimum Sales, and such schedule shall be attached hereto as Schedule 5.2(b).

5.3

Monetary Payment to Cure Deficiency in Minimum Sales.

In the event that Baxter fails to meet the Minimum Sales for a given CoSeal Unit in any calendar year, then within sixty (60) days after the end of such calendar year (and in Baxter’s sole discretion), Baxter may pay to Cohesion or its designee the appropriate percentage of Net Sales (as set forth in Section 9.4) that would have been paid to Cohesion or its designee on a Net Sales amount that equals the difference between (a) the Net Sales amount that Baxter received from [***] by Baxter; and (b) the Net Sales amount that Baxter [***], as applicable, in that calendar year. For example only, and not intended for definition, if in a given calendar year Baxter pays to Cohesion a percentage of Net Sales based on a [***] basis (as set forth in Section 9.4(c)), and if Baxter [***] Minimum Sales applicable to a CoSeal Unit in that calendar year, then Baxter may elect to pay [***] to Cohesion or its designee, as provided in this Section 5.3, and thereby fulfill its Minimum Sales obligations for that CoSeal Unit in that calendar year.

5.4

Adjustment of Minimum Sales Amounts.

(a)

Event Giving Rise To Adjustment.  If Baxter fails to meet Minimum Sales for a given CoSeal Unit(s) in a calendar year: (i) due to an event of Force Majeure (as defined in Section 16.5); (ii) in the event that an injunction issues against any Party or any of its respective Affiliates that prevents any Party or any of its respective Affiliates from manufacturing the Product(s), CoSeal Device(s) or the CoSeal Unit(s); (iii) in the event that an injunction issues against any Party or any of its respective Affiliates that prevents any Party or any of its respective Affiliates from selling, marketing, or distributing the CoSeal Unit(s); (iv) in the event that AAC fails to supply CoSeal Unit(s) in amounts equal to the forecast (as set forth in the Manufacturing Agreement); or (v) in the event that AAC has manufactured a defective CoSeal Unit(s), or that the CoSeal Unit(s) has been recalled, then to the extent that such event was the primary cause of Baxter’s failure to meet one or more Minimum Sales for that calendar year, then the affected Minimum Sales commitment shall be appropriately reduced, as determined by the Parties  (“Adjusted Minimum Sales”), and Baxter shall be required only to meet the Adjusted Minimum Sales for so long as the event giving rise to the adjustment of Minimum Sales under this Section 5.4(a) continues to preclude Baxter from meeting the unadjusted Minimum Sales commitment.

(b)

Process for Adjustment of Minimums.  Within thirty (30) days of the fourth (4th) anniversary of the Effective Date, the Program Directors shall meet to determine whether market or other conditions require that the CoSeal Sealant Unit Minimum Sales commitment(s) be increased or decreased for the remainder of the term of this Distribution and License Agreement.  If an adjustment to the CoSeal Sealant Unit Minimum Sales is necessary, but the Program Directors are unable to agree on an appropriate adjustment, the matter will be resolved in accordance with the procedures set forth in Section 16.2; provided, however, that if the Heads are unable to agree,

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the matter will not be submitted to arbitration in accordance with Section 16.3, but instead the matter will be submitted to a consulting firm with expertise in the field of market research (“Consulting Firm”) for a determination of such adjustment.  The Consulting Firm shall be selected by mutual agreement of the Parties.  In making its determination as to whether the CoSeal Sealant Unit Minimum Sales commitment(s) should be adjusted, the Consulting Firm shall take into account general market conditions, including but not limited to the following: (i) reimbursement factors and changes to the reimbursement environment; (ii) the competitive landscape of the CoSeal Sealant Unit(s), including pricing of competitive products and the presence of any new competitors in the marketplace; (iii) customer adoption rates with respect to the CoSeal Sealant Unit(s); (iv) level of growth of relevant procedures where the CoSeal Sealant Unit may be used; and (v) the effect of new technologies on the market for the CoSeal Sealant Unit(s).  Following its evaluation, the Consulting Firm shall provide written notification to the Parties of its findings and determination regarding the adjustment, if any, to the CoSeal Sealant Unit Minimum Sales commitment(s).  The Parties shall then have thirty (30) days to review the results and offer any additional, relevant information to the Consulting Firm.  The Consulting Firm shall then issue a final written report by which the Parties hereby agree to be bound.  The mechanism set forth in this Section 5.4(b) shall be the sole and exclusive remedy of the Parties relating to any dispute arising out of this process for adjustment of CoSeal Sealant Unit Minimum Sales commitment(s).  The costs of the evaluation and determination attributable to the Consulting Firm’s activities under this Section 5.4(b) shall be shared equally by the Parties.

5.5

AAC’s Right to Terminate Baxter’s Distribution Rights For Failure To Cure Deficiency In Minimum Sales.

(a)

In the event that Baxter fails to meet the Minimum Sales for a given CoSeal Unit(s) in a given calendar year, and Baxter fails to cure such deficiency in accordance with Section 5.3, then pursuant to the following procedure, AAC has the right, but not the obligation, to terminate Baxter’s marketing, sales, and distribution rights with respect to that given CoSeal Unit in accordance with the provisions set forth in this Section 5.5.  Within sixty (60) days after the end of the calendar year in which Baxter fails to meet such Minimum Sales for that given CoSeal Unit, Baxter shall provide to AAC a written memorandum outlining the reasons for that CoSeal Unit sales shortfall.  Within fifteen (15) days after receipt of such memorandum, the Parties shall meet to discuss the contents of the memorandum.  After such meeting, AAC shall have an additional sixty (60) days within which to reasonably consider Baxter’s reasons for the sales shortfall.  Should AAC decide to terminate (or not terminate) Baxter’s marketing, sales and distribution rights with respect to that given CoSeal Unit, it must provide Baxter with written notice of such decision to terminate (or not terminate) within such additional sixty (60) day period.  Should AAC fail to notify Baxter within such additional sixty (60) day period, AAC’s right to terminate Baxter’s marketing, sales and distribution rights with respect to that given CoSeal Unit by reason of Baxter’s sales shortfall for the prior calendar year shall be deemed waived, but only with respect to that prior calendar year.  If AAC elects not to terminate Baxter’s marketing, sales, and distribution rights with respect to that given CoSeal Unit(s) (or if AAC fails to notify Baxter of its termination of such rights within such additional sixty (60) day period), the Parties shall meet within thirty (30) days after AAC’s notice to Baxter of such election not to terminate (or after expiration of such

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additional sixty (60) day period) and determine the extent (if any) to which future Minimum Sales commitment(s) should be reduced.

(b)

If Baxter fails to meet CoSeal Adhesion Prevention Unit Minimum Sales in a given calendar year, then, in accordance with the procedures set forth in Section 5.5(a), AAC may terminate Baxter’s marketing, sales, and distribution rights with respect to such CoSeal Adhesion Prevention Unit, but may not terminate Baxter’s marketing, sales, and distribution rights with respect to the CoSeal Sealant Unit or this Distribution and License Agreement (assuming that Baxter met Minimum Sales for the CoSeal Sealant Unit for that same calendar year).  However, if Baxter fails to meet CoSeal Sealant Unit Minimum Sales in a given calendar year, and AAC terminates Baxter’s marketing, sales, and distribution rights with respect to the CoSeal Sealant Unit in accordance with the procedures set forth in Section 5.5(a), it shall also have the right, at its option, to terminate this Distribution and License Agreement by providing notice of such termination within the additional sixty (60) day period set forth in Section 5.5(a).

(c)

Notwithstanding anything to the contrary contained herein, AAC shall have no right to terminate Baxter’s marketing, sales, and distribution rights with respect to the CoSeal Sealant Unit in calendar years 2003 or 2004 for failure to meet CoSeal Sealant Unit Minimum Sales.

(d)

The remedies set forth in this Section 5.5(b) shall be AAC’s sole remedies for Baxter’s failure to meet its Minimum Sales obligation, and such failure shall not constitute a separately actionable breach of this Distribution and License Agreement.

5.6

Payments to Baxter if AAC Distributes the CoSeal Sealant Unit After Terminating Baxter’s Rights Under Section 5.5

(a)

If AAC terminates Baxter’s marketing, sales, and distribution rights with respect to the CoSeal Sealant Unit pursuant to Section 5.5(a), and such termination occurs in the year 2005, AAC may elect to distribute (itself or through or in connection with an Affiliate or Third Party) or not to distribute that CoSeal Sealant Unit.

(i)

If AAC elects not to distribute such CoSeal Sealant Unit, AAC is not obligated to pay Baxter any amount under this Section 5.6(a).

(ii)

If AAC elects to distribute (itself or through or in connection with an Affiliate or Third Party) such CoSeal Sealant Unit, AAC shall pay to Baxter, at Baxter’s election, either (A) [***] of all upfront payments and milestones paid or payable to AAC in cash by its Third Party distributor of that CoSeal Sealant Unit during the first year of AAC’s agreement with such Third Party distributor (the “2005 Milestone”); or (B) [***]

(b)

If AAC terminates Baxter’s marketing, sales, and distribution rights with respect to the CoSeal Sealant Unit pursuant to Section 5.5(a), and such termination occurs in the

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year 2006, AAC may elect to distribute (itself or through or in connection with an Affiliate or Third Party) or not to distribute that CoSeal Sealant Unit.

(i)

If AAC elects not to distribute such CoSeal Sealant Unit, AAC is not obligated to pay Baxter any amount under this Section 5.6(b).

(ii)

If AAC elects to distribute (itself or through or in connection with an Affiliate or Third Party) such CoSeal Sealant Unit, AAC shall pay to Baxter, at Baxter’s election, either (A) [***] of all upfront payments and milestones paid or payable to AAC in cash by its Third Party distributor of that CoSeal Sealant Unit during the first year of AAC’s agreement with such Third Party distributor (the “2006 Milestone”); or (B) [***]

(c)

Notwithstanding the foregoing, if Baxter has paid to Cohesion or its designee the CoSeal Sealant Unit [***] Milestone payment set forth in Section 9.3, and if Baxter has not had an opportunity period equal to six (6) months or longer in the calendar year for which Baxter was terminated under Section 5.5 to achieve sales attributable to the CoSeal Sealant Unit for the [***] indication, then the payments to Baxter (set forth above) for a termination by AAC in year 2005 or in year 2006 shall be [***]

(d)

If AAC terminates Baxter’s marketing, sales, and distribution rights with respect to the CoSeal Sealant Unit pursuant to Section 5.5(a), and AAC elects to distribute such CoSeal Sealant Unit using a Third Party distributor, then AAC shall provide to Baxter a reasonable disclosure of information about the first year's cash payment terms of such Third Party distributor agreement to enable Baxter to decide whether to request (i) a percentage of such cash payments made by such Third Party distributor to AAC, or (ii) a fixed cash payment, as set forth in this Section 5.6(a-c).  Within fifteen (15) Business Days after AAC notifies Baxter in writing that it has executed such Third Party distributor agreement (which notification includes the reasonable disclosure of cash payment terms referenced above in this Section 5.6(d)), Baxter must decide whether to request (i’) a percentage of the first year's cash payments made by such Third Party distributor to AAC, or (ii’) a fixed cash payment.  Within fifteen (15) Business Days after receipt of written notice from Baxter of its election under this Section 5.6(d), AAC shall make the appropriate payment to Baxter.

(e)

If AAC terminates Baxter’s marketing, sales, and distribution rights with respect to the CoSeal Sealant Unit pursuant to Section 5.5(a), and AAC elects to distribute such CoSeal Sealant Unit itself, within fifteen (15) days after AAC publicly announces that it will distribute such CoSeal Sealant Unit itself or within fifteen (15) days after AAC’s first sale of such CoSeal Sealant Unit (whichever date is earlier), AAC shall pay to Baxter the appropriate fixed cash payment set forth in this Section 5.6(a-c).

(f)

Notwithstanding the foregoing, AAC shall not be obligated to make a payment to Baxter if more than two (2) years have passed between the date of termination of Baxter’s CoSeal Sealant Unit distribution rights and the date that AAC elects to distribute (itself or

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through a Third Party) such CoSeal Sealant Unit.  By way of example only, if AAC terminates Baxter’s marketing, sales, and distribution rights with respect to the CoSeal Sealant Unit pursuant to Section 5.5(a) in year 2006, but does not distribute such CoSeal Sealant Unit itself and does not enter into a Third Party distribution agreement concerning such CoSeal Sealant Unit until 2010, then AAC shall not be obligated to make any payment to Baxter under this Section 5.6.

Article 6
Clinical and Regulatory Rights and Obligations

6.1

Regulatory Approvals.

Baxter shall use its Commercially Reasonable Efforts to conduct the activities set forth in each Commercialization Plan (described in Section 3.2), including all Post-Licensure Marketing Studies of the CoSeal Sealant Unit in the Sealant Territory, and of the CoSeal Adhesion Prevention Unit in the Adhesion Prevention Territory.

(a)

[***] Indications for CoSeal Sealant Unit.  Baxter shall cooperate in AAC’s efforts to obtain Regulatory Approval for [***] indications for the CoSeal Sealant Unit in the Sealant Territory.  Prior to conducting any clinical studies, AAC shall obtain Baxter’s prior written approval of its clinical trial plan and clinical trial protocol pertaining to the clinical trial for the [***] indications.  If any clinical trial plan, clinical trial protocol or subsequent clinical trial, which has been approved by Baxter, does not achieve the anticipated clinical outcome, Baxter shall have no recourse against AAC for such failure to achieve a clinically significant result.  AAC shall prepare and draft regulatory documents and submit such documents, along with a written statement confirming the truth and accuracy of such documents, to Baxter for filing with the FDA.  In the event that the Parties do not agree upon any aspect of the regulatory documents, except where a change would nullify such written statement confirming the truth and accuracy of such documents, the final decision with respect to such aspect shall be made by Baxter.  However, nothing in this Section 6.1(a) shall be interpreted to require payment by Baxter of the Milestone payment set forth in Section 9.3 prior to or in the absence of FDA approval for the [***] indication.

(b)

Future Indications for CoSeal Sealant Unit.  AAC shall cooperate in Baxter’s efforts to obtain Regulatory Approval for all other appropriate future indications for the CoSeal Sealant Unit in the Sealant Territory.  Baxter shall prepare and approve all clinical plans and clinical protocols and shall conduct all clinical trials.  Baxter shall be responsible for preparing and filing all regulatory documents.

(c)

[***] Indications for CoSeal Adhesion Prevention Unit.  Baxter shall cooperate in AAC’s efforts to obtain Regulatory Approval for [***] indications for the CoSeal Adhesion Prevention Unit.  If any clinical trial plan, clinical trial protocol or subsequent clinical trial does not achieve the anticipated clinical outcome, Baxter shall have no recourse against AAC for such failure to achieve a clinically significant result.  Prior to filing the Pre-Market Approval Application with the FDA, the Program Directors of AAC and Baxter shall decide whether to file a new Pre-Market Approval Application or a supplement to the existing Pre-Market Approval Application.  After such decision, AAC shall prepare and draft regulatory documents and submit such documents, along with a written statement confirming the truth and

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accuracy of such documents, to Baxter for filing with the FDA.  In the event that the Parties do not agree upon any aspect of the regulatory documents, except where a change would nullify such written statement confirming the truth and accuracy of such documents, the final decision with respect to such aspect shall be made by Baxter.  However, nothing in this Section 6.1(c) shall be interpreted [***].

(d)

Future Indications for CoSeal Adhesion Prevention Unit.  AAC shall cooperate in Baxter’s efforts to obtain Regulatory Approval for all other appropriate future indications for the CoSeal Adhesion Prevention Unit in the Adhesion Prevention Territory.  Baxter shall prepare and approve all clinical plans and clinical protocols and shall conduct all clinical trials.  Baxter shall be responsible for preparing and filing all regulatory documents.

(e)

Meeting Attendance.  Upon the request of Baxter and with AAC's prior agreement, such agreement not to be unreasonably withheld, and to the extent permitted by law, Baxter may elect to attend meetings between AAC and the applicable Regulatory Authorities concerning the [***] indication for the CoSeal Sealant Unit and the [***] indication for the CoSeal Adhesion Prevention Unit in a given country within the Territory.

(f)

Financial Responsibility.

(i)  [***], [***] and [***] Indications.  AAC shall bear sole financial responsibility, including Regulatory Filing fees, and subject to Sections 6.1(a) and (c), shall be responsible for all development, clinical and regulatory activities relevant to the [***] indication for the CoSeal Sealant Unit, [***] indication for the CoSeal Adhesion Prevention Unit and [***] indications for the CoSeal Sealant Unit (whether related to the formulation marketed as of the Effective Date or “pre-mix” formulation of the CoSeal Sealant Product).  AAC shall be responsible for preparation of regulatory documents and any supplemental studies necessary to achieve Regulatory Approval for the [***], [***] and [***] indications in the Territory.  (Baxter’s only financial obligation regarding such approvals shall be the Milestone payment set forth in Section 9.3, and in the event Baxter exercises its CoSeal Adhesion Prevention Option, the option payment set forth in Section 9.2(a)).

(ii)  Future Indications.  Baxter shall bear sole financial responsibility, including Regulatory Filing fees, for obtaining Regulatory Approval for all future indications for each CoSeal Unit, except as set forth in subsection 6.1(f)(i) above, and shall be responsible for all development, clinical and regulatory activities relevant to these future indications, and for the preparation of regulatory documents and any supplemental studies necessary to achieve Regulatory Approvals for such future indications in the Territory.

(g)

Post-Licensure Marketing Studies and Regulatory Approvals.  Baxter will be solely responsible for all Post-Licensure Marketing Studies of CoSeal Units in the Territory.  Additionally, subject to Section 5.2(a) of the Manufacturing Agreement, Baxter shall own and control, and shall be responsible for maintaining, all Regulatory Approvals related to the CoSeal Units and CoSeal Accessories in the Territory.

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6.2

Clinical and Regulatory Information.

(a)

General.  AAC shall own all data, information and other documentation that AAC (or its Affiliates) generates or derives in the course of its performance under this Distribution and License Agreement.  Baxter shall own all data, information and other documentation that Baxter (or its Affiliates) generates or derives in the course of its performance under this Distribution and License Agreement.  Each Party will be entitled to (i) receive, keep and use for regulatory purposes all trial protocols, registration applications, and other substantive regulatory documents including, but not limited to, all toxicological and clinical data that have been validated in accordance with standard operating procedures of each Party for quality assurance and quality control, and (ii) access and reference all regulatory dossiers and filings produced by the other Party and its Affiliates pertaining to the CoSeal Accessory(ies) (if applicable) and the CoSeal Units.  All of the foregoing regulatory documents shall be forwarded to the requesting Party by the disclosing Party within no less than thirty (30) days after such written request by the requesting Party.  Such documents and information to be provided by AAC and Baxter shall be limited to those documents produced for the purpose of Regulatory Approval of CoSeal Accessory(ies) (if applicable) or CoSeal Units, as required by applicable regulatory requirements.  All summary clinical trial reports, Adverse Event reports and other safety data and information (as set forth in Section 6.3) shall be provided in English, and other documents requested by either Party, such as protocols and summary study reports, shall be provided to the requesting Party in the most recent form available at the time of the requesting Party’s request.  Each Party shall comply in all material respects with the requirements of the applicable Regulatory Authority that relate to each CoSeal Accessory(ies) (if applicable) and CoSeal Unit.

(b)

Disclosure of AAC Communications.  Within thirty (30) days after the Effective Date, and thereafter on an ongoing basis as is reasonably necessary to enable Baxter to exercise its rights and fulfill its obligations under this Distribution and License Agreement, AAC shall inform Baxter of AAC’s communications with all Regulatory Authorities pertaining to the CoSeal Accessory(ies) (if applicable) and the CoSeal Units (including, without limitation, providing Baxter with copies of documents, minutes, and reports constituting communications between AAC and the Regulatory Authority).

With respect to a copy of the complete original Pre-Market Approval Application documentation filed with the FDA that pertains to the CoSeal Adhesion Prevention Unit, AAC shall provide a copy of such complete original documentation within ten (10) days after submission of such documentation to the FDA.  Thereafter, to enable Baxter to determine whether it desires to exercise the CoSeal Adhesion Prevention Option, AAC shall make available to Baxter such personnel as are qualified to answer Baxter’s questions relating to the Pre-Market Approval Application, and shall provide such other documentation as Baxter may reasonably request.

(c)

Right to Reference.  AAC retains the right to reference any Regulatory Filing under this Distribution and License Agreement.

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6.3

Complaints and Adverse Events.

The Party responsible for all permits and licenses required by any Regulatory Authority with respect to a given CoSeal Accessory(ies) (if Regulatory Authority permits or licenses are applicable) or a given CoSeal Unit(s) under this Distribution and License Agreement, including any product licenses, applications and amendments in connection therewith, shall be responsible for evaluating and investigating complaints and for reporting all Adverse Events to Regulatory Authorities in the applicable Territory.  If the responsible Party becomes aware of any Adverse Events, it shall evaluate, investigate and determine the necessity of reporting all information in its possession regarding such Adverse Event as soon as practicable, in order to fulfill regulatory reporting obligations within the time frames required by Regulatory Authorities and law; provided, however, that AAC shall not be required to communicate with customers of Baxter.  The Parties will comply with all applicable reporting laws, rules and regulations governing Adverse Events.  Baxter and AAC agree to supply all complaint information including, Adverse Event information, to the responsible Party within five (5) Business Days of learning of a complaint or Adverse Event; to cooperate with investigations and corrective actions; and to comply with all applicable reporting laws, rules and regulations governing Adverse Events.

6.4

Compliance.

The obligations of AAC and Baxter set forth in this Article 6 are intended to comply with the laws, rules and regulations of each country in the Territory in which the CoSeal Units or CoSeal Accessory(ies) are distributed or sold.  The requirements of this Article 6 shall therefore be construed and interpreted to comply with all such laws, rules and regulations.  To the extent provisions of this Article 6 do not adequately reflect any such law, rule or regulation, such provisions shall be revised to the extent reasonably necessary to make such provisions legal and valid in accordance with such laws, rules and regulations.

6.5

CoSeal Sealant Unit Regulatory Approval in Japan.

(a)

Communications.  Until Baxter's right to exercise the CoSeal Sealant Option expires or is exercised, Baxter shall cooperate in AAC's efforts to obtain Regulatory Approval in Japan for the CoSeal Sealant Unit Regulatory Filing and to successfully transfer the Shonin (Japanese regulatory license and Regulatory Filing) for the CoSeal Sealant Unit to Baxter, or to a Third Party caretaker chosen by Baxter after input from and consultation with AAC. The Parties agree that AAC or its delegatee shall be responsible for interacting with the Ministry of Health, Labour and Welfare (MHLW). Baxter shall (i) translate for AAC inquiries received from MHLW, (ii) work with AAC and/or its delegatee to gather and provide to MHLW responses (including data) to such inquiries, and (iii) translate such responses and data into Japanese.

(b)

Financial Responsibility.  Baxter shall bear sole financial responsibility for all costs and expenses associated with its obligations set forth in Section 6.5(a) above.  AAC shall bear sole financial responsibility for costs of [***] for any payments owing to [***], and for any outstanding regulatory filing fees in Japan related to obtaining the Shonin for the CoSeal Sealant Unit.  If any unanticipated costs and expenses arise, sharing of such costs and expenses will be negotiated in good faith between the Parties.

(c)

Transfer of Regulatory Filing if Baxter Does Not Obtain Rights to the CoSeal Sealant Unit in Japan.  In the event Baxter elects not to exercise the CoSeal Sealant Option,

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and AAC elects not to grant to Baxter the rights pertaining to the CoSeal Sealant Unit in Japan (with a demand for the Japan Payment) pursuant to Section 9.2(b), Baxter shall transfer to AAC, or to a caretaker of AAC’s choice, all CoSeal Sealant Unit Regulatory Filing documentation and the Shonin in Japan.  In the event that Baxter fails to make the Japan Payment set forth in Section 9.2(b) (either in conjunction with Baxter’s exercise of the CoSeal Sealant Option or in conjunction with AAC’s demand for the Japan Payment), then AAC: (i) may require Baxter to transfer to AAC, or to a caretaker of AAC’s choice, all CoSeal Sealant Unit Regulatory Filing documentation and the Shonin in Japan; or (ii) may terminate this Distribution and License Agreement pursuant to Section 14.3.

Article 7
Steering Committee

7.1

Members.

Within thirty (30) days after the Effective Date, AAC and Baxter shall form a steering committee (“Steering Committee”) that shall consist of up to three (3) representatives from each Party, one of which shall be each Party's Program Director, for a total of up to six (6) Steering Committee members.  AAC and Baxter shall each retain the right to change its representative(s) to the Steering Committee and its Program Director from time to time, upon written notice to the other Party, or to appoint one or more substitutes to serve in the place of an absent member(s).  The Program Directors shall serve as co-chairs of the Steering Committee (each a “Co-Chair”).  The Steering Committee representatives of AAC and Baxter may be employees, consultants or other Third Parties that agree to be bound by the terms of confidentiality and other pertinent provisions of this Distribution and License Agreement, as set forth herein.  Each Steering Committee member, including the Program Directors, shall have expertise in a relevant discipline, such as business development, research and development, clinical and/or regulatory affairs, or marketing.

7.2

Meetings.

The Steering Committee shall meet regularly (but in no event less than semi-annually) at such times and at such locations as shall be mutually agreed by the Co-Chairs.  At least ten (10) Business Days prior to each regularly scheduled meeting of the Steering Committee, each Party shall provide a written report to the Steering Committee concerning its progress with respect to its respective research and development activities, timelines, and action plans relating to Improvements (if applicable), and including any issues arising from such research and development that are being dealt with by the reporting Party.  The written reports shall include: (i) progress and results of that Party since the previous meeting (if applicable); (ii) critical issues or problems encountered or anticipated by that Party; and (iii) a statement of that Party’s goals for the scheduled activities.  The Co-Chairs shall alternate responsibility for providing minutes of each meeting to each Steering Committee member within two (2) weeks after each meeting.

7.3

Participation by Non-Members.

At the invitation of either AAC or Baxter, employees, consultants and other Third Parties that agree in writing to be bound by the terms of confidentiality and other pertinent provisions of this Distribution and License Agreement, as set forth herein, may participate in Steering Committee meetings at the sole expense of the inviting Party, but such employees, consultants and other Third Parties shall not have a vote in any Steering Committee decisions.

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7.4

Notice of Meetings.

No action may be taken by the Steering Committee unless each member receives at least three (3) Business Days prior written notice, or waives such notice in writing, or unless unanimous written consent to such action is obtained from the Steering Committee authorizing such action in advance.  Steering Committee meetings may be recessed as necessary to permit members to seek any required approvals prior to voting on any matter before the Steering Committee.  In the event that an urgent matter requires a decision by the Steering Committee, and so long as both AAC and Baxter are each represented by at least two members in the discussion, including at least one Program Director, the Steering Committee members may discuss such matter and work to reach consensus without convening a Steering Committee meeting (provided, however, that if a consensus decision cannot be reached, the final decision will be reached in accordance with the procedures set forth in Section 7.5).

7.5

Decision-Making Process.

All decisions of the Steering Committee shall be made by a consensus of the Steering Committee members.  However, in the event that the members of the Steering Committee are unable to reach consensus on a particular issue, then the Co-Chairs shall attempt to decide such issue.  If the Co-Chairs are unable to reach consensus, then the matter shall be referred to the Heads and resolved in accordance with Section 7.7, with respect to whether a Proposal shall be deemed an Improvement, or in accordance with 16.2, with respect to all other matters before the Steering Committee.

7.6

Process for Identifying Improvements.

During the term of this Distribution and License Agreement, Baxter and AAC must approach the Steering Committee if either Party desires to develop a proposed Improvement arising from research and development efforts of that Party (or from such efforts performed on its behalf).  Additionally, the Steering Committee shall from time to time review the existing CoSeal Units (including CoSeal Devices and CoSeal Accessories) to determine whether and to what extent any Improvements may be desired or required (any such contemplated Improvement based on Steering Committee review and Improvement proposed by AAC or Baxter shall be referred to as a “Proposal”).  The Steering Committee shall consider the value of all Proposals (including, without limitation, an evaluation of market analysis, financial projections, costs, resources, responsibilities of Baxter and AAC, and timelines).  After due consideration, the Steering Committee shall accept or reject each such Proposal.  If the Proposal is rejected by the Steering Committee, then, as applicable, the Party making the Proposal may pursue such Proposal on its own and at its sole expense.  During the term of this Distribution and License Agreement, AAC has the right to independently develop enhancements, upgrades, additions or modifications to a CoSeal Unit or components thereof or to a CoSeal Accessory, and if any such enhancement, upgrade, addition or modification is useful within the Field, AAC may present such AAC-developed enhancement, upgrade, addition or modification (a Proposal) to the Steering Committee for consideration.

7.7

Final Decision Related to Improvements.

If a Proposal is accepted by the Steering Committee, such Proposal shall be deemed to be an Improvement.  If the Steering Committee does not reach agreement as to whether a Proposal should be deemed an Improvement, then the Heads, as defined in Section 16.2, shall make the final decision as to whether the Proposal should be deemed an Improvement, and/or whether the Proposal should be subject to a separate

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agreement between the Parties.  Any final decision of the Heads pursuant to this Section 7.7 shall be final and shall not be subject to the dispute resolution provisions of this Distribution and License Agreement set forth in Sections 16.2 and 16.3.

7.8

Economic Value.

If a Proposal is deemed an Improvement pursuant to Section 7.7, and if such Improvement is deemed by the Steering Committee to be likely to affect the sales price of a CoSeal Unit by more than fifty percent (50%) as compared to the unimproved CoSeal Unit, then the Heads shall determine whether such Improvement justifies setting forth the Parties’ rights, responsibilities and Net Sales sharing with respect to such Improvement in a separate agreement between the Parties, or whether such Improvement shall be governed by this Distribution and License Agreement.

7.9

Funding.

The Parties shall advance an Improvement by appropriate prioritizing and funding within their respective organizations; provided, however, that all Improvements must go through AAC’s and Baxter’s internal process for advancing proposed research and development projects, and nothing herein shall obligate either Party to fund any Improvement.  In the event that either Party declines to participate in the funding of an Improvement, the other Party may pursue the Improvement on its own.

Article 8
Commercialization

8.1

Marketing and Promotion.

(a)

Marketing, Sales and Distribution Efforts.  For each CoSeal Unit where Baxter has been granted exclusive marketing, sales and distribution rights hereunder, Baxter shall use Commercially Reasonable Efforts toward marketing, sales and distribution (itself or through its Affiliates or subdistributors) of that CoSeal Unit.  To that effect, Baxter shall maintain and utilize a competent and adequate staff, organization and facilities to satisfy its obligations under this Distribution and License Agreement.  Under no circumstances will Baxter, its Affiliates or its subdistributors, agents or co-promoters knowingly make any false or misleading statements concerning a CoSeal Unit, or knowingly adulterate or misbrand a CoSeal Unit for sale or distribution.

(b)

Marketing and Promotional Materials.  Within ten (10) days after the Effective Date, AAC shall transfer to Baxter advertising or promotional materials and training materials that were used in conjunction with the CoSeal Sealant Unit prior to the Effective Date, as well as reasonably available customer information.  Baxter shall have full responsibility for developing and producing any new advertising or promotional materials to be used in conjunction with each of the CoSeal Units distributed by Baxter in accordance with this Distribution and License Agreement.  Any such materials will be subject to AAC’s prior approval, which approval shall not be unreasonably withheld or delayed.  Baxter shall submit all proposed marketing and promotional materials to AAC’s Program Director, who shall review (or have an appropriate delegatee review) such materials and shall communicate AAC’s comments or approval to Baxter not later than five (5) Business Days after Baxter submits such materials to AAC.  Should AAC fail to communicate its comments or approval to Baxter within the time frame stated above, such

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materials shall be deemed approved.  In addition, Baxter shall have full responsibility for formulating and conducting all marketing plans and studies relating to the CoSeal Units.  If AAC requests that Baxter provide copies of any marketing and promotional materials, Baxter shall do its best to fulfill such request in an expeditious manner.

(c)

Personnel.  For six (6) months after the Effective Date (the “Transition Period”), and upon Baxter's written request, AAC shall make its personnel, including those designated as  clinical specialists, reasonably available for orientation and training of Baxter’s personnel with respect to selling, handling and storing the CoSeal Units in a manner to be determined by the Program Directors.  Each Party shall bear its own respective costs associated with such orientation and training.  During such Transition Period, AAC, at its own cost, shall make such personnel available to cooperate with and reasonably support Baxter's commercialization activities, product launches, marketing, and promotion relating to the CoSeal Units.  After the Transition Period, if Baxter requests continued personnel support, the Program Directors shall determine the personnel to be assigned and the reimbursement amounts to be paid by Baxter.  If Baxter agrees to continue use of such personnel based upon such reimbursement amounts, then it shall pay such reimbursement amounts to AAC within a reasonable time after the delivery of appropriate supporting documentation of such costs by AAC to Baxter.  Notwithstanding the foregoing, after the Transition Period, AAC will have the option, but not the obligation, at its sole expense, to provide for Baxter’s use its personnel designated as clinical specialists and having expertise with respect to the CoSeal Sealant Unit(s) and/or CoSeal Adhesion Prevention Unit(s).  These clinical specialists will support Baxter’s sales efforts regarding the CoSeal Sealant Unit(s), and the Parties agree that such activities to support Baxter’s sales efforts by these clinical specialists will not constitute a breach of the grant of exclusive distribution, sales and marketing rights to Baxter under Sections 2.1, 2.2 and 2.3.

(d)

CoSeal Unit Samples.  Prior to the Second Commercialization Date (as defined in the Manufacturing Agreement), AAC shall provide to Baxter [***] a commercially reasonable number of CoSeal Unit(s) to be used by Baxter as commercial samples, as more fully described in Schedule 8.1(d).  Baxter shall submit a Purchase Order (as defined and described in Section 4.1(a)(ii) the Manufacturing Agreement) for any such CoSeal Unit(s).

8.2

Product Markings.

(a)

Labeling, Packaging and Branding.  During the period that the Parties are transitioning marketing, sales and distribution of the CoSeal Sealant Unit and CoSeal Accessories, the Parties will cooperate to formulate a strategy for labeling, packaging and branding of the CoSeal Sealant Unit and CoSeal Accessories.  Within thirty (30) days after the Effective Date, representatives of the marketing and regulatory groups of each of the Parties shall conduct an initial strategy meeting to discuss such labeling, packaging and branding matters, including development of a jointly designed label, package insert and packaging for the CoSeal Sealant Unit and CoSeal Accessories.

(b)

Notice of License and Patents.  Within sixty (60) days after the Effective Date, each CoSeal Unit and CoSeal Accessory marketed and sold by Baxter or its Affiliates,

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subdistributors, agents or co-promoters under this Distribution and License Agreement shall be marked (to the extent not prohibited by law): (i) with a notice that such CoSeal Unit or CoSeal Accessory (as applicable) is sold by Baxter under a license from AAC; (ii) with all patent and other intellectual property notices relating to the relevant AAC Patents, and (iii) with AAC Trademark ANGIOTECHKNOWLEDGY™.

(c)

AAC’s Trademarks.  AAC shall be responsible for developing and registering AAC Trademarks for CoSeal Unit(s) and CoSeal Accessory(ies), and shall own all such AAC Trademarks.  Baxter acknowledges that, to facilitate worldwide brand recognition, Baxter shall, to the extent determined to be practicable by mutual agreement of the Parties, such agreement not to be unreasonably withheld or delayed, market and sell the CoSeal Unit(s) and CoSeal Accessory(ies) in the Territory under the same trademarks as AAC used in conjunction with sales of CoSeal Unit(s) and CoSeal Accessory(ies) prior to the Effective Date.  Baxter’s use of AAC Trademarks shall be in accordance with the quality control standards and other guidelines issued by AAC and delivered to Baxter hereunder.  Not more than once per calendar year, AAC shall have the right to review and evaluate the activities performed and the CoSeal Units and CoSeal Accessories distributed by Baxter using the AAC Trademarks for purposes of ensuring that AAC’s standards and guidelines are being adhered to and that the goodwill associated with the AAC Trademarks is not being adversely affected by Baxter.  If, as a result of such annual review, AAC determines that such activities, or such distributed CoSeal Units or CoSeal Accessories, do not comply with AAC’s standards or guidelines, or that such goodwill is being adversely affected, AAC may perform additional review and evaluation at its discretion.

(i)

Baxter’s Trademark Development.  If Baxter reasonably determines that one or more AAC Trademark is not optimal for use in any part of the Territory, then Baxter may market and sell the CoSeal Unit(s) or CoSeal Accessory(ies) in that part of the Territory under another Product-specific or Product family-specific trademark, which shall be selected by Baxter subject to the approval of AAC, such approval not to be unreasonably withheld or delayed.  Baxter shall endeavor to register such trademark, which shall be owned by and registered in Baxter’s name at Baxter’s expense, and any such trademark shall be a deemed Baxter Trademark.  AAC shall cooperate with Baxter during the Baxter Trademark registration process, including producing such declarations and documentation required by any trademark office to show intentional avoidance of confusion of marks in the marketplace.  Notwithstanding the foregoing, every CoSeal Unit and CoSeal Accessory marketed, sold and distributed by Baxter or its Affiliates, subdistributors, agents or co-promoters under this Distribution and License Agreement shall include the AAC Trademark ANGIOTECHKNOWLEDGY™.

(ii)

License.   During the term of this Distribution and License Agreement, Baxter shall grant to AAC a royalty-free, non-exclusive license to use Baxter Trademarks in conjunction with distribution, marketing and sales of Drug-Loaded Products.

(iii)

Use of Baxter Name.  Baxter may use and distribute the CoSeal Unit(s) and CoSeal Accessory(ies) utilizing the Baxter name and any Baxter Trademarks, including trademarks incorporating the term or designation Baxter, either alone or in combination with AAC Trademarks.  All use of the Baxter Trademarks, the Baxter name or trademarks

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incorporating the word “Baxter” shall inure solely to the benefit of Baxter, and no rights therein are granted hereunder to AAC (except as set forth in Section 8.2(c)(ii) and Section 14.7).

8.3

Marketing Efforts.

(a)

Market Launch.  For each CoSeal Unit under this Distribution and License Agreement that has not received Regulatory Approval in a country within the Territory as of the Effective Date, and wherein the corresponding Commercialization Plan sets forth Baxter’s intent to commercialize such CoSeal Unit in such country, Baxter shall use Commercially Reasonable Efforts to effect the first commercial sale of each such CoSeal Unit in such country as soon as reasonably practicable, but with the goal of making such sale no later than six (6) months after receiving Regulatory Approval for such CoSeal Unit in such country.  Notwithstanding the foregoing, if Baxter reasonably determines that there exists a reason(s) (for example, poor market conditions, regulatory change, safety concerns, or other events affecting commercial feasibility) to delay the market launch of such CoSeal Unit(s), Baxter shall submit such reason(s) to AAC for its consent to the delay, which consent shall not be unreasonably withheld or delayed.  Should AAC disagree with Baxter’s determination and reason(s), AAC shall submit its and Baxter’s findings to the Program Directors, who shall resolve the issue in compliance with Section 3.1.  Notwithstanding the foregoing, in the event that Baxter’s delay in making the first commercial sale is due to an event that would serve as a basis for a recall or field corrective action pursuant to Section 5.4 of the Manufacturing Agreement, then Baxter may unilaterally delay such market launch, and in such event only notice to AAC, and not AAC’s consent, shall be required.  The obligations under this Section 8.3(a) shall apply on a country-by-country basis as and when such country is specifically set forth in a Commercialization Plan.  Nothing in this Section 8.3(a) shall impose upon Baxter the obligation to conduct a market launch in any country where it has received Regulatory Approval on a regional basis (for example, a European CE mark approval).

(b)

Availability to Public.  Following the first commercial sale of a CoSeal Unit hereunder, and for each CoSeal Unit sold by Baxter in any part of the Territory where Baxter maintains exclusive distribution rights, Baxter shall use Commercially Reasonable Efforts to keep CoSeal Unit(s) reasonably available to the public in all countries of the Territory where each CoSeal Unit has received Regulatory Approval.  Notwithstanding the foregoing, if Baxter reasonably determines that there exists a reason(s) (for example, poor market conditions, regulatory change, safety concerns, or other events affecting commercial feasibility) to cease distribution and sales of a CoSeal Unit within a particular country, Baxter shall submit such reason(s) to AAC for its consent to the cessation, which consent shall not be unreasonably withheld or delayed.  Should AAC disagree with Baxter’s determination and reason(s), AAC shall submit its and Baxter’s findings to the Program Directors, who shall resolve the issue in compliance with Section 3.1.  Notwithstanding the foregoing, in the event that Baxter’s decision to cease distribution in a particular country is due to an event that would serve as a basis for a recall or field corrective action pursuant to Section 5.4 of the Manufacturing Agreement, then Baxter may unilaterally cease distribution of such CoSeal Unit in such country, and in such event only notice to AAC, and not AAC’s consent, shall be required.

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(c)

Pricing.  Baxter shall set prices for CoSeal Units in the Territory, and shall obtain all governmental pricing approvals as may be required.

(d)

Marketing Plans and Marketing Materials.  Baxter shall provide to AAC a copy of Baxter’s marketing plans and materials for each CoSeal Unit.  For any CoSeal Unit that has not received Regulatory Approval as of the Effective Date, Baxter shall provide such marketing plans and materials no less than one (1) month prior to the date forecasted by Baxter for first commercial sale of such CoSeal Unit.  Upon AAC’s written request, Baxter shall (within thirty (30) days of such request) provide to AAC a copy of all current Baxter marketing plans and marketing materials for CoSeal Unit(s).  Also, upon the request of AAC, Baxter shall invite one or more of AAC’s representatives to observe significant meetings regarding CoSeal Unit(s) marketing, promotion and the like that are sponsored by Baxter (such as, by way of example and without limitation, national sales meetings, expert panels and focus groups).  Each Party shall bear its own costs of attending any such meetings.

8.4

Customer Feedback.

If either Party develops, surveys or otherwise receives feedback from customers, operators and others relative to the CoSeal Units or CoSeal Accessories, it will share the results and data obtained with the other Party.  The Parties may choose to jointly seek customer feedback or use similar data to agree upon changes or improvements to the CoSeal Units or CoSeal Accessories, to the delivery, installation and maintenance of CoSeal Units or CoSeal Accessories, to the training of operators or to the technical presentation of the CoSeal Units.

8.5

Customer Information.

For a minimum period of two (2) years beyond the expiration date of each CoSeal Unit or CoSeal Accessory, each Party shall maintain records sufficient to enable the Parties to respond to product warranty, product recall and product regulatory concerns, and to otherwise discharge each Party’s obligations to purchasers of CoSeal Units or CoSeal Accessories.  In the event that either Party must respond to such product warranty, product recall and/or product regulatory concerns, or must otherwise address its obligations to purchasers of CoSeal Units or CoSeal Accessories, the Parties shall be jointly responsible for the quick and effective communication of required information related to such concern or obligation.  Such information may include, without limitation, the nature of the complaint or inquiry; the product code, product serial number or manufacturing lot number; purchase order number; invoice number; invoice date; and shipping date.  Each Party shall be primarily responsible, at its own expense, for direct contact with customers to which it sold such CoSeal Unit or CoSeal Accessory.  Each Party shall provide any technical or other informational support requested by the other Party in order to accurately and timely respond to customers’ questions.

Article 9
Fees and Payments

9.1

Distribution and License Rights Fee.

On the next Business Day following execution of this Distribution and License Agreement, Baxter shall pay to Cohesion or its designee a Distribution and License Agreement rights fee in the amount of Eight Million Dollars ($8,000,000).

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9.2

Option Payments.

(a)

If Baxter exercises the CoSeal Adhesion Prevention Option, Baxter shall pay to Cohesion or its designee, within [***] after the date that Baxter receives from AAC written notification of FDA approval for the CoSeal Adhesion Prevention Unit for the [***] indication, the lesser of: (i) [***]; or (ii) the actual clinical and regulatory costs of the United States CoSeal Adhesion Prevention Unit clinical trial and FDA approval for the [***] indication, plus [***].

(b)

If Baxter exercises the CoSeal Sealant Option, Baxter shall pay to Cohesion or its designee the sum of [***] (the “Japan Payment”) within the [***] period set forth in Section 2.1(c).  In the event that Baxter fails to exercise the CoSeal Sealant Option as and when the conditions described in Section 2.1(c) are satisfied, then AAC shall have the right to grant the rights to the CoSeal Sealant Unit in Japan to Baxter, and to demand payment by Baxter of the Japan Payment, in which event Baxter shall make the Japan Payment within [***] of its receipt of such demand under this Section 9.2(b).

9.3

[***] Milestone Payment by Baxter.

Baxter shall make a [***] indication Milestone payment in the amount of [***] to Cohesion or its designee on or before the forty-fifth (45th) day after AAC’s delivery to Baxter of written notice of FDA approval of the CoSeal Sealant Unit for [***] indications in accordance with the conditions described in Section 6.1(a).  The Parties may mutually agree to modify the timing of this Milestone payment in writing prior to its due date.  In the event that Baxter ceases distribution, marketing and sales of the CoSeal Units prior to AAC’s receipt of FDA approval for [***] indications, Baxter shall have no obligation to make this Milestone payment.

9.4

Sharing of Certain Percentages of Net Sales.

The Parties agree that AAC and Baxter shall share the Net Sales of the CoSeal Sealant Unit, the CoSeal Adhesion Prevention Unit and the AAC Patented Accessory(ies) as follows:

(a)

Baxter will receive [***] and Cohesion will receive [***] of the Net Sales of all CoSeal Sealant Units and all CoSeal Adhesion Prevention Units that are manufactured in AAC’s manufacturing facility, supplied to Baxter by AAC at no cost, and sold after April 1, 2003 by Baxter or its Affiliates.

(b)

Baxter will receive [***] and Cohesion will receive [***] of the Net Sales of all CoSeal Sealant Units, all CoSeal Adhesion Prevention Units and all AAC Patented Accessories that are manufactured in Baxter’s manufacturing facility or provided to Baxter by a Third Party and sold by Baxter or its Affiliates.

(c)

Upon FDA approval of the [***], Baxter will receive [***] and Cohesion will receive [***] of the Net Sales of all CoSeal Sealant Units, all CoSeal Adhesion Prevention Units and all AAC Patented Accessories

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that are manufactured in Baxter’s manufacturing facility or provided to Baxter by a Third Party and sold by Baxter or its Affiliates (irrespective of whether Baxter elects to exercise its CoSeal Adhesion Prevention Option under Section 2.2(b)).

(d)

Baxter shall pay to Cohesion or its designee the appropriate percentage of Net Sales payments set forth under this Section 9.4 within forty five (45) days after the end of each calendar quarter.

(e)

With any payment by Baxter under this Section 9.4, Baxter shall include a report certified by the most senior finance person in the business unit of Baxter responsible for exploitation of CoSeal Unit(s) that sets forth in reasonable detail the calculation of the percentage of Net Sales payments due to AAC for such quarterly payment period, including, without limitation:

(i)

the number of CoSeal Units and AAC Patented Accessories sold, transferred, leased or otherwise distributed to end users by Baxter or its Affiliates by sales region, as such region is determined internally by Baxter;

(ii)

the calculation of Net Sales for the applicable quarterly reporting period in each sales region, including a listing of any deductions permitted under Section 1.37 and a description of the nature of the deduction and the amount of each type of deduction; and

(iii)

the total percentage of Net Sales amount payable on total Net Sales in Dollars, together with the exchange rates used for conversion.

9.5

Reporting and Audit.

(a)

Record Maintenance and Retention.  Baxter and its Affiliates shall maintain complete and accurate books and records relating to the rights and obligations of the Parties under this Distribution and License Agreement, and to any amounts payable to AAC in relation to this Distribution and License Agreement, which books and records shall contain sufficient information to permit AAC to determine the accuracy of any reports delivered by Baxter to AAC.  Baxter and its Affiliates shall retain such books and records for at least two (2) years following the reporting period to which they pertain.

(b)

Audit of Records.  Within twelve (12) months after any calendar year and upon thirty (30) days prior written notice to Baxter, AAC, through its designated independent CPA firm, shall have the right (at the expense of AAC) to audit such books and records no more than once per calendar year during normal business hours for the sole purpose of verifying reports and payments made under this Distribution and License Agreement.  Baxter and its Affiliates shall provide the independent CPA firm any requested information as is necessary to conduct such audit.  Within thirty (30) days from the date that AAC receives a final written report of the audit conducted by the independent CPA firm, but in no event later than the date upon which AAC requests remittance of any underpayment under Section 9.5(c), AAC shall provide to Baxter a copy of such report.

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(c)

Effects of Underpayment.  If the independent CPA firm makes a determination of underpayment by Baxter, Baxter shall remit to AAC, within thirty (30) days of receiving notice from AAC, any underreported percentage of Net Sales amounts or other amounts due to AAC, together with interest from the original due date for payment, as provided in Section 9.7.  If Baxter contests such determination of underpayment, it may withhold only the disputed portion of the underreported percentage of Net Sales amount due to AAC.  Additionally, if an audit under this Section 9.5 has revealed an uncontested underreporting or underpayment in excess of five percent (5%) of the total amount due to AAC pursuant to Section 9.4 for the calendar year under audit, then Baxter shall pay to AAC within such thirty (30) day period the cost of such audit attributable to the independent CPA firm.  If a contested amount is ultimately determined to be due to AAC, Baxter shall pay to AAC such contested amount due to AAC, together with interest from the original due date of any such contested amount due to AAC, promptly following resolution of any such dispute.  In addition, if such contested amount due to AAC combined with the uncontested amount due is an aggregate underpayment in excess of five percent (5%) of the total amount due to AAC under Section 9.4 for the calendar year under audit, Baxter shall bear the cost of such audit attributable to the independent CPA firm, plus interest from the date of Baxter’s receipt of an invoice from AAC setting forth the cost of the audit.

(d)

Effects of Overpayment.  If the independent CPA firm makes a determination of overpayment by Baxter, AAC shall remit to Baxter any overpaid amounts, within thirty (30) days of receiving written notice from Baxter of such overpayment.  In such instance, AAC shall not be required to pay interest to Baxter on any overpayment received by AAC from Baxter.  If AAC contests such determination of overpayment, it may withhold only the disputed portion of the overpaid percentage of Net Sales amount owed to Baxter.  If contested amounts are ultimately determined to be due to Baxter, AAC shall pay to Baxter such contested amounts due to Baxter, together with interest from the date  which is thirty (30) days after AAC received such written notice from Baxter of such overpayment, promptly following resolution of any such dispute.

9.6

Currency.

  Unless otherwise agreed by the Parties in writing, all amounts paid by Baxter under this Distribution and License Agreement shall be paid to Cohesion or its designee in Dollars by wire transfer to a financial institution to be designated by Cohesion.  Written or electronic notice of each such transaction shall be promptly provided to such financial employee or officer as is designated by AAC.  Conversion of foreign currency to Dollars shall be made at the quarterly average conversion rate determined by adding the conversion rates existing in the United States (as reported in The Wall Street Journal) on the last working day of each month in the quarter and dividing by three (3).  Subject to Section 9.8, such payments shall be without deduction of exchange, collection, wire transfer or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except only as permitted in the definition of Net Sales in Section 1.37.  Also subject to Section 9.8, any loss of exchange value, taxes, or other expenses incurred in the transfer or conversion to Dollars shall be paid entirely by Baxter.

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9.7

Interest Due.

  In case of any delay in payment by Baxter to Cohesion or its designee not occasioned by Force Majeure (as set forth in Section 16.5), interest on the overdue payment shall accrue at an annual interest rate equal to the lesser of: (a) the prime rate as reported in the Money Rates set forth in The Wall Street Journal, plus three (3) percentage points, as determined for each month on the last Business Day of the previous month, or (b) the maximum amount permitted by law, in either instance assessed from the date that payment was initially due.  The foregoing interest shall be due from Baxter without any special notice, and shall be in addition to any other remedies that AAC may have pursuant to this Distribution and License Agreement.

9.8

Taxes.

  The Parties agree that any taxes that either Party is required by law to withhold from amounts payable to the other Party under this Distribution and License Agreement (whether under this Article 9 or otherwise) shall be deducted by the paying Party from the amounts paid to the non-paying Party hereunder at the rate(s) required by applicable law, and shall be promptly paid to the appropriate governmental authority on behalf of the non-paying Party.  The paying Party shall promptly provide to the non-paying Party receipts from the government or taxing authority evidencing payment of such taxes, if available, or other written proof of payment if official receipts are not available, and shall provide reasonable assistance to the non-paying Party to obtain tax credits therefor.

9.9

Disputes.

  Any disputes regarding the actual accomplishment of any Milestone shall be reviewed by the Program Directors and resolved according to Section 3.1.

Article 10
Intellectual Property

10.1

Patentable Inventions and Know-How.

(a)

Improvements and Inventions.  Each Party shall keep the other Party fully advised of any Improvements, including any inventions and know-how directly relating to such Improvements, during the term of this Distribution and License Agreement.  Such notice shall be given at least semi-annually in a report to the Steering Committee.

(b)

Patent Prosecution.

(i)

Baxter Patents.  Baxter will consult with AAC and will keep AAC informed of all matters relating to the preparation, filing, prosecution and maintenance of all Baxter Patents relating to the subject matter of this Distribution and License Agreement.  Baxter shall be responsible, at its own expense, for preparation, filing, prosecution and maintenance of all Baxter Patents; provided, however, that each Party will bear its own internal costs and expenses related thereto.  All Patent applications for Baxter Patents that are solely invented by Baxter shall be filed in the name of Baxter or its Affiliates, and shall be owned by Baxter or its Affiliates.

(A)

Baxter shall endeavor in good faith to coordinate its efforts with those of AAC to minimize or avoid interference with the prosecution of AAC Patents.

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(B)

To the extent practicable, Baxter shall provide AAC with a copy of any Baxter Patent application relating to CoSeal Ingredients, Product(s), CoSeal Device(s), CoSeal Accessory(ies) and CoSeal Units prior to filing the first of such application in any jurisdiction, for review and comment by AAC or its designees.

(C)

Baxter shall provide, at AAC’s reasonable request, copies of all material correspondence with the relevant patent office(s).

(ii)

AAC Patents.  AAC will consult with Baxter and will keep Baxter informed of all matters relating to the preparation, filing, prosecution and maintenance of all AAC Patents relating to the subject matter of this Distribution and License Agreement.  AAC shall be responsible, at its own expense, for preparation, filing, prosecution and maintenance of all AAC Patents; provided, however, that each Party will bear its own internal costs and expenses related thereto.  All Patent applications for AAC Patents that are solely invented by AAC shall be filed in the name of AAC or its Affiliates, and shall be owned by AAC or its Affiliates.

(A)

AAC shall endeavor in good faith to coordinate its efforts with those of Baxter to minimize or avoid interference with the prosecution of Baxter Patents.

(B)

To the extent practicable, AAC shall provide Baxter with a copy of any AAC Patent application relating to CoSeal Ingredients, Product(s), CoSeal Device(s), CoSeal Accessory(ies) and CoSeal Units prior to filing the first of such application in any jurisdiction, for review and comment by Baxter or its designees.

(C)

AAC shall provide, at Baxter’s reasonable request, copies of all material correspondence with the relevant patent office(s).

(iii)

Joint Patents.  Baxter and AAC will consult each other and will keep each other informed of all matters relating to the preparation, filing, prosecution and maintenance of all Joint Patents relating to the subject matter of this Distribution and License Agreement.  AAC shall have sole responsibility for preparation, filing, prosecution and maintenance of all Joint Patents, and shall manage each family of Joint Patents in its sole discretion.  Each Party will bear its own internal costs and expenses related to the Joint Patents.  Both Parties will jointly share in the benefits of ownership of the Joint Patents in that: (A) Patent applications for Joint Patents shall be owned and assigned of record equally to both AAC and Baxter (or their designated Affiliates); or (B) if agreed to by the Parties in writing, one or more Patent applications may be filed in the name of and owned by one Party, while conveying the benefits of joint ownership to the other Party by contractual right.

(c)

Discontinuance by AAC.  If AAC, in its sole discretion, does not intend to file for Patent protection for an AAC invention or a joint invention hereunder, or if AAC files for Patent protection for an AAC invention or a joint invention and does not wish to continue

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preparation, prosecution, or maintenance of such AAC Patent or Joint Patent, then AAC shall give at least sixty (60) days advance notice (and in no event less than a reasonable period of time for Baxter to act in its stead) to Baxter of any decision to cease preparation, filing, prosecution and maintenance of that Patent in any jurisdiction (an “AAC Discontinued Patent”).  In such case, Baxter may elect at its sole discretion to continue preparation, filing, prosecution and/or maintenance of the AAC Discontinued Patent at its sole expense.  Discontinuance may be elected by AAC on a country-by-country basis, and on an individual Patent or a Patent family basis.  Notwithstanding the foregoing, AAC shall maintain Patent protection for the CoSeal Sealant Unit(s), CoSeal Adhesion Prevention Unit(s) and their respective components and the CoSeal Accessory(ies), and shall maintain any and all Patents necessary for AAC to fulfill its obligations under this Distribution and License Agreement, including maintaining any and all AAC Patents in any country in which a CoSeal Sealant Unit and/or CoSeal Adhesion Prevention Unit and/or CoSeal Accessory is actually being sold.  If Baxter elects to continue preparation, filing, prosecution and/or maintenance of such AAC Discontinued Patent, then AAC shall continue to have ownership of such AAC Discontinued Patent, and Baxter shall continue to have those rights to practice such AAC Discontinued Patent as are granted under this Distribution and License Agreement.

(d)

Discontinuance by Baxter.  If Baxter, in its sole discretion, decides to discontinue prosecution or maintenance of any Baxter Patent relating to the subject matter of this Distribution and License Agreement, then Baxter shall give at least sixty (60) days advance notice (and in no event less than a reasonable period of time for AAC to act in its stead) to AAC of any decision to cease preparation, filing, prosecution and maintenance of that Baxter Patent in any jurisdiction (a “Baxter Discontinued Patent”).  In such case, AAC may elect at its sole discretion to continue preparation, filing, prosecution and/or maintenance of the Baxter Discontinued Patent at its sole expense.  Discontinuance may be elected by Baxter on a country-by-country basis, and on an individual Patent or a Patent family basis.  If AAC elects to continue preparation, filing, prosecution and/or maintenance of such Baxter Discontinued Patent, then Baxter shall continue to have ownership of such Baxter Discontinued Patent, subject to AAC’s rights as set forth in Section 14.7.

10.2

Infringement Claims by Third Parties.

(a)

Third Party Claims.  If the use of a Product or a CoSeal Device, or the use or sale of a CoSeal Accessory or a CoSeal Unit, under the AAC Patents, AAC Know-How or AAC Trademarks results in a claim or a threatened claim by a Third Party against a Party hereto for patent or trademark infringement, or for inducing or contributing to patent or trademark infringement, in any part of the Territory (“Infringement Claim”), the Party first having notice of an Infringement Claim shall promptly notify the other Party in writing.  The notice shall set forth the facts of the Infringement Claim in reasonable detail.  Each Party shall have the right to retain independent counsel, direct its own defense, and settle all claims against itself; however, both Parties shall cooperate in their respective defense to the extent allowed by law, and shall notify the other Party as to the particulars of any agreement settling an Infringement Claim to the extent permitted by any such settlement agreement.  Both Parties will share equally any costs of litigating

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an Infringement Claim, including all damages, fees and expenses, including reasonable attorneys’ fees and expenses.

(b)

Third Party Licenses.  In the event that practicing under the AAC Patents or the AAC Trademarks in connection with the use, sale, offer for sale or importation of a Product(s), CoSeal Device(s), CoSeal Accessory(ies) or CoSeal Unit(s) (but excluding an Infringement Claim attributable to a CoSeal Device that has been developed solely by Baxter) in the Territory is alleged to infringe a Third Party Patent or a Third Party trademark (collectively, "Third Party IP"), the Parties will cooperate to formulate a commercially reasonable strategy for resolving such issue.  If the Parties determine that obtaining a license under such Third Party IP is appropriate, and if a license to such Third Party IP is available, the Parties agree that AAC shall be solely responsible for obtaining a license to such Third Party IP (and such license shall include a right to sublicense to Baxter).  The Parties shall [***] if the allegation of infringement of Third Party IP is made in the United States against the CoSeal Ingredients or Product(s) as they are configured in CoSeal Units as of the Effective Date.  For all other allegations of infringement of Third Party IP, the Parties shall [***] according to [***]

10.3

Infringement Claims Against Third Parties.

Each Party shall promptly inform the other Party of any suspected infringement that may arise in connection with this Distribution and License Agreement in any part of the Territory of any AAC Patent(s), AAC Trademark(s), Baxter Patent(s) or Baxter Trademarks by a Third Party.  If such infringement relates to Baxter Patent(s) or Baxter Trademarks, Baxter shall have the right (either solely or jointly with AAC) to institute an action for infringement in the Territory against such Third Party.  If such infringement relates to AAC Patent(s) or AAC Trademark(s), AAC shall have the right to institute an action (either solely or jointly with Baxter) for infringement in the Territory against such Third Party.

(a)

To the extent permitted by law, if AAC and Baxter agree to institute a Third Party infringement suit jointly, such suit shall be brought in the names of both AAC and Baxter, the out-of-pocket costs thereof shall be borne [***], and any recovery settlement shall be [***] to AAC and [***] to Baxter.  AAC and Baxter shall work together to manage such litigation, with AAC having the primary responsibility for controlling such suits relating to AAC Patents and AAC Trademarks, and Baxter having primary responsibility for controlling such suits relating to Baxter Patents and Baxter Trademarks.  Where such suits relate to AAC Patents or AAC Trademarks, Baxter may, if it so desires, also be represented by separate counsel of its own selection, and the fees for such counsel shall be paid by Baxter.  Likewise, where such suits relate to Baxter Patents or Baxter Trademarks, AAC may, if it so desires, also be represented by separate counsel of its own selection, and the fees for such counsel shall be paid by AAC.

(b)

In the absence of an agreement between AAC and Baxter to institute a Third Party infringement suit jointly, with respect to such suits relating to AAC Patents and AAC Trademarks, AAC shall have the right, but not the obligation, to institute such suit, and at its

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option, permit Baxter to join as a party plaintiff; provided that AAC shall bear the entire cost of such litigation, including attorneys’ fees, and shall be entitled to retain the entire amount of recovery or settlement; with respect to such suits relating to Baxter Patents and Baxter Trademarks, Baxter shall have the right, but not the obligation, to institute such suit, and at its option, permit AAC to join as a party plaintiff; provided that Baxter shall bear the entire cost of such litigation, including attorneys’ fees, and shall be entitled to retain the entire amount of recovery or settlement.

(c)

To the extent permitted by law, should either AAC or Baxter commence a Third Party infringement suit under the provisions of this Section 10.3, and thereafter that Party elects to abandon the same, it shall give timely notice to the other Party who may, if it so desires, at its own expense, continue prosecution of such suit; provided, however, that the sharing of expenses and any recovery in such suit shall be divided between such Parties based upon the percentage of total litigation costs borne by each such Party.  Total litigation costs shall be the sum of attorneys’ fees and related court costs and expenses incurred by each of the Parties.

(d)

In the event that AAC or Baxter jointly owns any valid patent in the Territory with a Third Party (including a Third Party manufacturer), that joint owner Party shall use its Commercially Reasonable Efforts to arrange for such Third Party to cooperate in any infringement actions in accordance with the terms of this Section 10.3, and to agree not to hinder or prevent any such suit initiated or prosecuted hereunder.

10.4

Patent Term Extensions.

The Parties shall cooperate in good faith with each other in gaining Patent term extensions wherever applicable to AAC Patents, Joint Patents and Baxter Patents covering CoSeal Ingredients, Product(s), CoSeal Device(s), CoSeal Accessory(ies) and CoSeal Unit(s).

(a)

AAC and Baxter shall determine by mutual agreement which of such AAC Patents, Joint Patents or Baxter Patents, if any, shall be subject to an application for Patent term extension.

(b)

All applications for a Patent term extension shall be made by the Party responsible for prosecution and maintenance of such Patent that has been selected for Patent term extension application; provided, however, that in the event that the Party who is responsible for prosecution and maintenance of such Patent elects not to apply for such extension, such Party shall: (i) inform the other Party of its intention not to apply, and (ii) grant the other Party the right to apply for such extension.  However, no actions taken by either Party under this Section 10.4(b) shall result in a change of ownership of the Patent that is the subject of the application for term extension.

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Article 11
Representations and Warranties

11.1

Representations and Warranties of AAC.

(a)

Authorization.  AAC, jointly and severally, represents, warrants and covenants that:

(i)

this Distribution and License Agreement has been duly executed and delivered by AAC and constitutes a valid and binding obligation of AAC, enforceable against AAC in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles;

(ii)

the execution, delivery and performance of this Distribution and License Agreement have been duly authorized by all necessary action on the part of AAC, its officers and directors and, except as set forth in Schedule 2.1(b), does not conflict with any agreement, instrument or understanding, oral or written, to which AAC or its Affiliates is a party or by which it may be bound, and, to the best of its knowledge, does not violate any material law or regulation of any court, governmental body or administrative or other agency having authority over it;

(iii)

AAC has full power and authority to perform the obligations set forth herein, and that AAC is not subject to any order, decree or injunction by a court of competent jurisdiction which may prevent or materially delay the consummation of the transactions contemplated by this Distribution and License Agreement;

(iv)

AAC is duly organized, validly existing and in good standing under the laws of the jurisdiction where it is organized; and

(v)

AAC Controls the AAC Patents and the AAC Trademarks set forth in Schedules 1.3 and 1.4, respectively.

(b)

AAC’s Rights (CoSeal Ingredients and Product(s)).  As of the Effective Date, AAC, jointly and severally, represents and warrants, with respect only to CoSeal Ingredients and Product(s) as they are configured in the CoSeal Sealant Unit (both the formulation marketed as of the Effective Date and the “premix” formulation) and the CoSeal Adhesion Prevention Unit as of the Effective Date, that:

(i)

Except for research use only rights and limited non-commercial rights granted to Third Parties pursuant to material transfer agreements or feasibility study agreements, Schedule 2.1(b) contains a complete and full description of all Third Party Rights granted by AAC concerning or relating to the AAC Patents, AAC Trademarks, and AAC Know-How, or otherwise concerning or relating to the Products; and

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(ii)

To its knowledge, upon reasonable inquiry, the granting of the licenses to Baxter hereunder does not conflict with any contractual obligation of AAC to any Third Party, except as set forth in Schedule 2.1(b).

(c)

AAC’s Rights (CoSeal Ingredients, CoSeal Accessories, Product(s), CoSeal Devices, and CoSeal Units).  As of the Effective Date, AAC, jointly and severally, represents and warrants, with respect only to CoSeal Ingredients, CoSeal Devices, and Product(s) as they are configured in CoSeal Units as of the Effective Date, and CoSeal Accessories and CoSeal Units as of the Effective Date, that:

(i)

Schedule 1.3 contains the full and complete list of all AAC Patents relating to CoSeal Accessory(ies), Products(s), CoSeal Device(s) and CoSeal Units Controlled by AAC as of the Effective Date, which Control by AAC as of the Effective Date is subject to those Third Party Rights granted prior to the Effective Date in those agreements set forth in Schedule 2.1(b) and to research use only rights and limited non-commercial rights granted to Third Parties pursuant to material transfer agreements or feasibility study agreements; and

(ii)

Schedule 1.4 contains the full and complete list of all AAC Trademarks relating to CoSeal Accessory(ies), Products(s), CoSeal Device(s) and CoSeal Unit(s) Controlled by AAC as of the Effective Date.

The sole remedy for inadvertent failure to include an AAC Patent on Schedule 1.3 or an AAC Trademark on Schedule 1.4 shall be amendment of such schedule to include the omitted AAC Patent or AAC Trademark, respectively, and such omission shall not be deemed a material breach by AAC of the representations and warranties set forth in this Section 11.1(c).

(d)

No Conflicting Agreements.  AAC, jointly and severally, represents, warrants and covenants that it has not to its knowledge granted, and during the term of this Distribution and License Agreement will not grant, any right to a Third Party in the Field in the Territory, except as set forth in Schedule 2.1(b), that would conflict with the licenses and rights granted to Baxter hereunder.

(e)

No Proceedings or Challenges; Non-Infringement.  As of the Effective Date, to AAC's actual knowledge, upon reasonable inquiry, there are no proceedings before any court, administrative tribunal or other authority commenced, pending or threatened which would challenge the validity of AAC Patents or assert a right or interest of a Third Party in AAC Patents or any portion thereof.  As of the Effective Date, to AAC’s actual knowledge, upon reasonable inquiry, AAC is not aware of, nor has any Third Party asserted, any claim, notice, or concern about the potential infringement of any Third Party proprietary rights as a result of the manufacture, use, offer to sell, sale, importation or distribution of Product(s).

(f)

No Dominant Patents.  As of the Effective Date, to AAC's actual knowledge and with respect only to CoSeal Ingredients, Product(s), CoSeal Devices and CoSeal Units as of the Effective Date, there are no Patents Controlled by AAC that are dominant to the AAC Patents licensed to Baxter hereunder.  With the exception of Patents covering [***] or any other

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component of an Improvement as a separate entity (for instance, apart from its use within such Improvement), should any such Patents that are Controlled by AAC become known to AAC, such Patents shall be deemed “AAC Patents” for the purposes of this Distribution and License Agreement, AAC shall notify Baxter in writing of such Patents and Schedule 1.3 shall be amended to include such Patents.

11.2

Representations and Warranties of Baxter.

(a)

Authorization.  Baxter, jointly and severally, represents, warrants and covenants that:

(i)

this Distribution and License Agreement has been duly executed and delivered by Baxter and constitutes a valid and binding obligation of Baxter, enforceable against Baxter in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles;

(ii)

the execution, delivery and performance of this Distribution and License Agreement have been duly authorized by all necessary action on the part of Baxter, its officers and directors and does not conflict with any agreement, instrument or understanding, oral or written, to which Baxter is a party or by which it may be bound, and, to the best of its knowledge, does not violate any material law or regulation of any court, governmental body or administrative or other agency having authority over it;

(iii)

Baxter has full power and authority to perform the obligations set forth herein, and that Baxter is not subject to any order, decree or injunction by a court of competent jurisdiction which may prevent or materially delay the consummation of the transactions contemplated by this Distribution and License Agreement; and

(iv)

Baxter is duly organized, validly existing and in good standing under the laws of the jurisdiction where it is organized.

(b)

No Impairing Agreements.  Baxter, jointly and severally, represents, warrants and covenants that, during the term of this Distribution and License Agreement, it will not knowingly enter into any agreements, oral or written, that would in any way impair its ability to fulfill its obligations under this Distribution and License Agreement.

(c)

No Dominant Patents.  If Baxter has any dominant Patent that was filed before the Effective Date or during the term of this Distribution and License Agreement that contains claims that would cover the CoSeal Ingredients for use in the Field, Product(s) for use in the Field, CoSeal Device(s) for use in the Field or CoSeal Unit(s) for use in the Field, then Baxter shall not assert such dominant Patent against AAC or its licensees during the term of this Distribution and License Agreement in any manner, and will make no claim under this Distribution and License Agreement for additional compensation.

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Article 12
Limitations on Representations and Warranties

12.1

Limitations on Representations and Warranties.

THE LIMITED WARRANTIES CONTAINED IN ARTICLE 11 ARE THE SOLE WARRANTIES GIVEN BY THE PARTIES HEREUNDER AND ARE MADE EXPRESSLY IN LIEU OF AND EXCLUDE ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR OTHERWISE, AND ALL OTHER EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES PROVIDED BY COMMON LAW, STATUTE OR OTHERWISE ARE HEREBY DISCLAIMED BY BOTH PARTIES.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, PUNITIVE, SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS AND LOSS OR INTERRUPTION OF BUSINESS.  THE FOREGOING PROVISION SHALL NOT BE CONSTRUED TO LIMIT A PARTY'S INDEMNIFICATION OBLIGATION UNDER THIS DISTRIBUTION AND LICENSE AGREEMENT FOR THIRD PARTY CLAIMS WHICH MAY INCLUDE CONSEQUENTIAL, PUNITIVE OR OTHER TYPES OF DAMAGES.

Article 13
Confidentiality

13.1

Confidentiality.

(a)

No Disclosure or Use.  During the term of this Distribution and License Agreement, and for a period of three (3) years thereafter, each Party shall keep confidential all information received from the other Party (the "Confidential Information”), and shall not disclose or use such Confidential Information without the other Party’s written consent, except to the extent contemplated by this Distribution and License Agreement.  This restriction shall not, however, prevent disclosure of such Confidential Information if and to the extent that disclosure is required by law; provided that the disclosing Party informs the other Party without delay of any such requirement, in order to allow such other Party to object to such disclosure and to seek an appropriate protective order or similar protection prior to disclosure.

(b)

No Misappropriation.  The Parties agree that the transfer of intellectual property rights and of rights in regulatory documentation by one Party to the other Party pursuant to this Distribution and License Agreement shall not, to the actual knowledge of the transferring Party, misappropriate the proprietary or trade secret information of a Third Party.

13.2

Exceptions.

The above obligations shall not apply, or shall cease to apply, to Confidential Information of the disclosing Party which:

(a)

is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available;

(b)

is known by the receiving Party at the time of receiving such Confidential Information, as evidenced by its written records;

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(c)

is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure;

(d)

is independently developed by the receiving Party without resort to the Confidential Information of the disclosing Party or any breach of this Article 13;

(e)

is entered into evidence in a legal proceeding or submitted for use in a dispute resolution proceeding to enforce one or more rights of a Party under this Distribution and License Agreement; provided that the receiving Party shall give the disclosing Party prompt written notice and sufficient opportunity to object to such use or disclosure, or to request confidential treatment of the Confidential Information; or

(f)

is the subject of a written permission to disclose provided by the disclosing Party.

13.3

Permitted Disclosures.

(a)

Each Party may disclose Confidential Information (i) for the purpose of preparing, filing, prosecuting and maintaining Patents; (ii) for obtaining Regulatory Approvals; (iii) for the manufacture, marketing, distribution or sale of CoSeal Unit(s); or (iv) to any individuals that are required by law, contract or otherwise not to use or disclose such Confidential Information except as permitted by this Distribution and License Agreement.  Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that such individuals do not disclose or make any unauthorized use of the Confidential Information.

(b)

In order to exploit rights retained by or granted to the Parties under this Distribution and License Agreement, each Party may publish or publicly present any research or other data which may involve the disclosure of Confidential Information; provided that the publishing Party agrees to furnish the non-publishing Party with copies of any proposed oral, written, graphic or electronic public disclosure prior to submission for publication or presentation.  The non-publishing Party shall then have forty five (45) days to review such contemplated publication or presentation.  At the end of the forty five (45) day period, the publishing Party may proceed with the contemplated publication or presentation unless (i) the non-publishing Party reasonably requests additional time to fully protect its intellectual property rights, in which case any such contemplated publication or presentation containing the details of a patentable invention must be withheld by the publishing Party for an additional period of forty five (45) days or until a patent application is filed thereon by the non-publishing Party, whichever is earlier in time; or (ii) the non-publishing Party reasonably requests that trade secret information or other Confidential Information of the non-publishing Party be redacted from the contemplated publication or presentation, in which case any such request shall be honored by the publishing Party.

13.4

Disclosure of Distribution and License Agreement.

Except as required by law, neither AAC nor Baxter shall release to any Third Party or publish in any way any Confidential

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Information with respect to the terms of this Distribution and License Agreement or concerning their cooperation without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed; provided; however, that either Party may disclose the terms of this Distribution and License Agreement to the extent required to comply with applicable laws, including without limitation: (a) any instance where a Party must comply with the rules and regulations promulgated by the U.S. Securities and Exchange Commission, a stock reporting organization (i.e., the New York Stock Exchange) or similar authorities in other jurisdictions, and (b) any instance where a Party becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process).  Notwithstanding any other provision of this Distribution and License Agreement, each Party may disclose the terms of this Distribution and License Agreement (y) to its legal counsel or (z) to lenders, investment bankers, attorneys, financial advisors and other financial institutions of its choice solely for purposes of financing the business operations of such Party, or to a potential acquirer of all or substantially all of the assets or equity interests of such Party (A) upon the written consent of the other Party; or (B) if the Party disclosing such terms obtains a signed confidentiality agreement with such intended recipient with respect to such Confidential Information, upon terms substantially similar to those contained in this Article 13.

13.5

Press Release.

Within twenty (20) Business Days after execution of this Distribution and License Agreement or the exercise by Baxter of the CoSeal Sealant Option or the CoSeal Adhesion Prevention Option, either or both of the Parties may issue a press release pertaining to such event.  Any such press release will recite language that has been mutually agreed upon by the Parties.  Except as otherwise required by law or applicable government regulations or New York Stock Exchange rules, without the prior written agreement of the Parties, neither Party will issue any other press release concerning the terms or existence of this Distribution and License Agreement.

13.6

Confidential Information of Each Party.

The Parties agree that the material financial terms of this Distribution and License Agreement shall be considered the Confidential Information of both Parties.

13.7

Employee Obligations.

Each Party shall undertake to ensure that all of its employees who have access to Confidential Information are under obligations of confidentiality to such Party.

13.8

Prior Confidentiality Agreements.

The Parties and/or their Affiliates are parties to the following agreements which provide for confidentiality of certain information exchanged by the Parties and/or their Affiliates:

(a)

Mutual Confidentiality Agreement by and between Baxter Healthcare and Angiotech, dated as of October 15, 2002;

(b)

Letter Agreement by and between Baxter International, Inc. and Cohesion, dated as of September 6, 2002 (the "Letter Agreement");

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(c)

Amendment to the Letter Agreement by and between Baxter Healthcare, Cohesion, and Angiotech, dated as of January 31, 2003; and

(d)

CoSeal Units Distribution Agreement by and between Angiotech, Cohesion and Baxter Healthcare, dated February 25, 2003 (the above agreements set forth in this Section 13.8, collectively, the “Prior Confidentiality Agreements”).

The Prior Confidentiality Agreements shall govern disclosures made among the Parties and their Affiliates up to the Effective Date according to their respective terms, and this Distribution and License Agreement shall govern disclosures made on and after the Effective Date under this Distribution and License Agreement.

13.9

Confidential Information upon Expiration or Termination.

Upon expiration or termination of this Distribution and License Agreement, each Party shall cease to use or disclose Confidential Information for any purpose, except for use or disclosure that is permitted under this Distribution and License Agreement after expiration or termination of this Distribution and License Agreement.

Article 14
Term and Termination

14.1

Term

(a)

Term.  The term of this Distribution and License Agreement shall be the longer of: (i) ten (10) years from the Effective Date, or (ii) the expiration date of the last to expire AAC Patent listed on Schedule 1.3, as it may be amended by the Parties from time to time; provided, however, that in no event shall the term of this Distribution and License Agreement exceed thirty (30) years.

(b)

Accrued Obligations.  Except where explicitly provided elsewhere herein, termination of this Distribution and License Agreement for any reason, or expiration of this Distribution and License Agreement, will not affect: (i) obligations of the Parties, including any payments which have accrued as of the date of termination or expiration, or (ii) rights and obligations of the Parties at law or in equity which, from the context thereof, are intended to survive termination or expiration of this Distribution and License Agreement; nor prejudice any Party's right to obtain performance of any obligation then due and owing.

14.2

Termination for Insolvency.

Either Party may terminate this Distribution and License Agreement immediately upon delivery of written notice to the other Party: (a) upon the institution by or against the other Party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the other Party's debts; provided, however, with respect to involuntary proceedings, that such proceedings are not dismissed within thirty (30) days; (b) upon the other Party's making an assignment for the benefit of creditors; or (c) upon the other Party's dissolution or ceasing to do business.  All licenses granted hereunder, whether by Baxter or AAC, shall be deemed to be the grant of licenses of "Intellectual Property" under Section 365(n) of

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the United States Bankruptcy Code, as amended.  Should either Party elect to terminate this Distribution and License Agreement pursuant to this Section 14.2, Baxter’s sole obligation shall be to cease sales, distribution and marketing of the Product(s), subject to the inventory sell-off period provided in Section 14.8, and to facilitate the transfer of Regulatory Approvals to AAC (or a Third Party designated by AAC), if requested to do so by AAC or an officer of the bankruptcy court within thirty (30) days of receipt or delivery of the notice of termination.  Such transfer of Regulatory Approvals to AAC shall be at the sole expense of AAC.

14.3

Termination for Material Breach.

Either Party may terminate this Distribution and License Agreement upon thirty (30) days prior written notice to the other Party upon a material breach by the other Party of any of its obligations under this Distribution and License Agreement (and such obligations specifically include a failure by a Party to pay any amount owing hereunder); provided, however, that such termination shall become effective only if the breaching Party shall fail to: (a) remedy or cure the breach within such thirty (30) day period, or initiate a remedy or cure within such period if it is not practicable to complete the cure in such period; or (b) within thirty (30) days after the date of the non-breaching Party’s written notice of material breach, provide written notice of the breaching Party’s dispute of the alleged breach or failure to cure and its invocation of the dispute resolution provisions set forth in Article 16.  If the non-breaching Party elects not to terminate this Distribution and License Agreement pursuant to this Section 14.3, the non-breaching Party shall be entitled to seek, subject to Sections 16.2 and 16.3, any equitable remedies and damages permitted by law, except to the extent otherwise limited by this Distribution and License Agreement.

14.4

Termination of Baxter’s Distribution Rights.

If Baxter fails to meet the Minimum Sales (as defined in Section 5.2) for any CoSeal Unit in any given calendar year (as set forth in Schedule 5.2(a) or (b), as applicable), and Baxter fails to cure the deficiency in accordance with Section 5.3, then AAC may terminate Baxter's marketing, sales and distribution rights pursuant to Section 5.5(a).  Upon termination of Baxter’s sales, marketing and distribution rights concerning such CoSeal Unit Baxter shall have a period of one hundred eighty (180) days to sell any inventory of such CoSeal Unit and CoSeal Accessory(ies), that Baxter has on hand in accordance with Section 14.8, and to transition customers to AAC or an AAC-designated Third Party distributor of such CoSeal Unit, including related AAC Patented Accessory(ies).

14.5

Baxter’s Right to Terminate Distribution.

Baxter may, at its option, terminate its marketing, sales, and distribution rights as follows:

(a)

CoSeal Sealant Unit.  Baxter may cease marketing, sales and distribution of the CoSeal Sealant Unit by providing no less than one hundred eighty (180) days written notice to AAC.  If Baxter terminates its marketing, sales and distribution rights pertaining to the CoSeal Sealant Unit, then on the date set forth in such notice, this Distribution and License Agreement (including all marketing, sales and distribution rights of Baxter, whether licensed or option rights, pertaining to the CoSeal Adhesion Prevention Unit) shall terminate concurrently with the termination of Baxter’s rights to the CoSeal Sealant Unit.  In the event of such termination, Baxter shall retain the right of inventory sell-off set forth in Section 14.8.

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(b)

CoSeal Adhesion Prevention Unit.  Baxter may cease marketing, sales and distribution of the CoSeal Adhesion Prevention Unit by providing no less than one hundred eighty (180) days written notice to AAC.  Baxter’s CoSeal Adhesion Prevention Unit marketing, sales and distribution rights shall terminate on the date set forth in such notice, subject to its right of inventory sell-off set forth in Section 14.8.  If Baxter ceases marketing, sales and distribution of the CoSeal Adhesion Prevention Unit, Baxter’s rights relative to the CoSeal Sealant Unit shall remain in full force and effect.

14.6

  Termination of Manufacturing Agreement.

If the Manufacturing Agreement is terminated, this Distribution and License Agreement shall also terminate in its entirety as of the effective termination date applicable to the Manufacturing Agreement, subject to Baxter’s inventory sell-off rights set forth in Section 14.8.

14.7

Effect of Expiration or Termination.

(a)

License of Rights to AAC As Applied to Marketed CoSeal Units, CoSeal Accessories and Components Thereof.

(i)

Expiration or Termination of Distribution and License Agreement.  Upon expiration or termination of this Distribution and License Agreement, Baxter shall grant to AAC a fully paid up, royalty free and irrevocable right and license under the Baxter Patents, Baxter Trademarks and Baxter Know-How existing as of the date of such expiration or termination, such that AAC has all necessary or useful rights and licenses (including the right to sublicense) under such Baxter Patents, Baxter Trademarks and Baxter Know-How to use, market, distribute, sell, offer for sale, export and import (itself or through contractually bound Third Party(ies) of AAC) Product(s), CoSeal Device(s) or CoSeal Unit(s) which are being sold or offered for sale in the Field under this Distribution and License Agreement for indications approved in the Field at the date of termination or expiration.

(ii)

Termination of CoSeal Adhesion Prevention Unit Rights.  After Baxter’s exercise of its CoSeal Adhesion Prevention Option, in the event that Baxter’s right to distribute, sell and market the CoSeal Adhesion Prevention Unit is terminated and if this Distribution and License Agreement otherwise continues in full force and effect, then Baxter shall grant to AAC a fully paid up, royalty free and irrevocable right and license under the Baxter Patents, Baxter Trademarks and Baxter Know-How existing as of the date of termination of Baxter’s rights to distribute, market and sell the CoSeal Adhesion Prevention Unit, such that AAC has all necessary or useful rights and licenses (including the right to sublicense) under such Baxter Patents, Baxter Trademarks and Baxter Know-How to use, market, distribute, sell, offer for sale, export and import (itself or through contractually bound Third Party(ies) of AAC) the CoSeal Adhesion Prevention Product(s), CoSeal Adhesion Prevention Device(s) or CoSeal Adhesion Prevention Unit(s) which are being sold or offered for sale in the Field under this Distribution and License Agreement for indications approved in the Field at the date of termination of Baxter’s right to distribute, market and sell the CoSeal Adhesion Prevention Unit.

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(b)

Covenant by Baxter not to Sue AAC for Sale of Marketed CoSeal Units and CoSeal Accessories.

(i)

Expiration or Termination of Distribution and License Agreement.  Upon expiration or termination of this Distribution and License Agreement (other than termination by Baxter for breach hereof by AAC), Baxter and Affiliates (and their respective successors and assigns) covenant not to sue (either at the time of, or subsequent to expiration or termination of this Distribution and License Agreement):

(A) AAC,

(B) any contractually bound Third Party licensee of AAC or Affiliate licensee of AAC, or

(C) any Third Party(ies) that is/are a contractually bound sublicensee(s) of such Third Party licensee or Affiliate licensee,

under the Patents Controlled by Baxter existing as of the date of such expiration or termination, for any use, marketing, distribution, sale, offer for sale, export or import by AAC and Affiliates (and their respective successors and assigns) or by any such Third Party licensee or sublicensee of CoSeal Accessories, Product(s), CoSeal Device(s) or CoSeal Unit(s) which are being sold or offered for sale in the Field under this Distribution and License Agreement for indications approved in the Field at the date of expiration or termination (“CoSeal Covenant Subject Matter”).  For the avoidance of doubt, Baxter and its Affiliates (and their respective successors and assigns) shall not assert at any time after the date of such expiration or termination, and shall take no steps to assert after the date of such expiration or termination, any Patents Controlled by Baxter that cover the CoSeal Covenant Subject Matter against AACor any such Third Party licensee, Affiliate licensee or any of their sublicensees, for any use, marketing, distribution, sale, offer for sale, export or import of the CoSeal Covenant Subject Matter in accordance with this Section 14.7(b)(i).

(ii)

Termination of CoSeal Adhesion Prevention Unit Rights.  After Baxter’s exercise of its CoSeal Adhesion Prevention Option, in the event that Baxter’s right to distribute, sell and market the CoSeal Adhesion Prevention Unit is terminated and if this Distribution and License Agreement otherwise continues in full force and effect, then Baxter and Affiliates (and their respective successors and assigns) covenant not to sue (either at the time of, or subsequent to termination of Baxter’s right to distribute, market and sell the CoSeal Adhesion Prevention Unit):

(A) AAC,

(B) any contractually bound Third Party licensee of AAC or Affiliate licensee of AAC, or

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(C) any Third Party(ies) that is/are a contractually bound sublicensee(s) of such Third Party licensee or Affiliate licensee,

under the Patents Controlled by Baxter existing as of the date of such termination, for any use, marketing, distribution, sale, offer for sale, export or import by AAC and Affiliates (and their respective successors and assigns) or by any such Third Party licensee or sublicensee of CoSeal Accessories, CoSeal Adhesion Prevention Product(s), CoSeal Adhesion Prevention Device(s) or CoSeal Adhesion Prevention Unit(s) which are being sold or offered for sale in the Field under this Distribution and License Agreement for indications approved in the Field at the date of termination of Baxter’s right to distribute, market and sell the CoSeal Adhesion Prevention Unit (“CoSeal Adhesion Prevention Covenant Subject Matter”).  For the avoidance of doubt, Baxter and its Affiliates (and their respective successors and assigns) shall not assert at any time after the date of such expiration or termination, and shall take no steps to assert after the date of such expiration or termination, any Patents Controlled by Baxter that cover the CoSeal Adhesion Prevention Covenant Subject Matter against AAC or any such Third Party licensee or Affiliate sublicensee or any of their sublicensees, for any use, marketing, distribution, sale, offer for sale, export or import of the CoSeal Covenant Subject Matter in accordance with this Section 14.7(b)(ii).

(c)

License of Rights to AAC As Applied to Other Products, CoSeal Units for Additional Indications, Other Devices, and Processes.  With respect to rights and licenses not set forth in Section 14.7(a), upon expiration or termination of this Distribution and License Agreement, and subject to negotiation of a royalty (if applicable) and a license agreement acceptable to the Parties, Baxter shall grant to AAC:

(i)

one or more royalty-bearing, non-exclusive right(s) and license(s) (negotiated in good faith by the Parties for a period not to exceed ninety (90) days) under Patents Controlled by Baxter and Baxter Trademarks: (A) existing as of the date of such expiration or termination, such that AAC has all necessary or useful rights and licenses (including the right to sublicense) under such Patents Controlled by Baxter and Baxter Trademarks to research, develop, use, market, distribute, sell, offer for sale, export and import (itself or through contractually bound Third Party(ies)) such Products and devices as are sold or offered for sale in conjunction with Drug-Loaded Products or such CoSeal Unit(s) which are intended to be sold or offered for sale for indications approved subsequent to the date of termination or expiration, and (B) having one or more valid and unexpired claims or marks that cover one or more of such Products, devices or CoSeal Unit(s) or that cover processes directed to making or using one or more of such Products, devices or CoSeal Units, and

(ii)

a fully paid up, royalty-free, irrevocable, non-exclusive license (with a right to sublicense) under the Baxter Know-How existing as of the date of termination or expiration, to research, develop, use, market, distribute, sell, offer for sale, export and import (itself or through contractually bound Third Party(ies) of AAC) such Products and devices as are sold or offered for sale in conjunction with Drug-Loaded Products or such CoSeal Unit(s) which are intended to be sold or offered for sale for indications (as well as related processes) in development at the date of termination or expiration.

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(d)

License of Rights to AAC Upon Termination of CoSeal Adhesion Prevention Rights.  With respect to rights and licenses not set forth in Section 14.7(a), after Baxter’s exercise of its CoSeal Adhesion Prevention Option, in the event that Baxter’s right to distribute, sell and market the CoSeal Adhesion Prevention Unit is terminated and if this Distribution and License Agreement otherwise continues in full force and effect, subject to negotiation of a royalty (as applicable) and a license agreement acceptable to the Parties, Baxter shall grant to AAC:

(i)

one or more royalty-bearing, non-exclusive right(s) and license(s) (negotiated in good faith by the Parties for a period not to exceed ninety (90) days) under Patents Controlled by Baxter and Baxter Trademarks: (A) existing as of the date of such termination, such that AAC has all necessary or useful rights and licenses (including the right to sublicense) under such Patents Controlled by Baxter and Baxter Trademarks to research, develop, use, market, distribute, sell, offer for sale, export and import (itself or through contractually bound Third Party(ies)) such CoSeal Adhesion Prevention Products and devices as are sold or offered for sale in conjunction with Drug-Loaded Products or such CoSeal Adhesion Prevention Unit(s) which are intended to be sold or offered for sale for indications approved subsequent to the date of termination, and (B) having one or more valid and unexpired claims or marks that cover one or more of such CoSeal Adhesion Prevention Products, devices or CoSeal Adhesion Prevention Unit(s) or that cover processes directed to making or using one or more of such CoSeal Adhesion Prevention Products, devices or CoSeal Adhesion Prevention Units.

(ii)

a fully paid up, royalty-free, irrevocable, non-exclusive license (with a right to sublicense) under the Baxter Know-How existing as of the date of termination of Baxter’s right to distribute, market and sell the CoSeal Adhesion Prevention Unit, to research, develop, use, market, distribute, sell, offer for sale, export and import (itself or through contractually bound Third Party(ies) of AAC) such CoSeal Adhesion Prevention Products and devices as are sold or offered for sale in conjunction with Drug-Loaded Products or such CoSeal Adhesion Prevention Unit(s) which are intended to be sold or offered for sale for indications (as well as related processes) in development at the date of termination of Baxter’s right to distribute, market and sell the CoSeal Adhesion Prevention Unit.

(e)

Information.  In the event of termination of this Distribution and License Agreement for any reason other than AAC’s uncured material breach of this Agreement, Baxter shall make customer information reasonably available to AAC that is comparable to the customer information provided by AAC to Baxter pursuant to Section 8.1(b).

(f)

Additional Obligations.  Upon expiration, or termination of this Distribution and License Agreement (or termination of a Party’s rights and obligations with respect to a given CoSeal Unit) by either Party, Baxter shall transfer to AAC (or to its designee, as permitted under the applicable law) all Regulatory Approvals (including all supporting data, quality system records and information) for such CoSeal Unit(s), including CoSeal Accessory(ies), in the Territory as of the date of the termination.  Except as set forth in Section 14.2, in the event of termination by Baxter or termination by AAC for material breach by Baxter, such transfer shall be

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at Baxter’s sole expense.  In the event of termination by AAC or termination by Baxter for material breach by AAC, such transfer shall be at AAC’s sole expense.

14.8

Inventory.

Notwithstanding the foregoing, upon termination or expiration of this Distribution and License Agreement (so long as this termination is not for reason of Baxter’s uncured material breach), and, at the terminating Party’s election, (a) Baxter shall be allowed to sell all remaining CoSeal Units, including related CoSeal Accessories, in its inventory within six (6) months after the date of termination, subject to Baxter’s payment(s) to Cohesion or its designee pursuant to Section 9.4; and thereafter Baxter shall destroy any remaining supply of CoSeal Units, including related CoSeal Accessories, at AAC’s request and direction; or (b) Baxter shall sell back to AAC at cost any remaining usable CoSeal Unit(s), including related CoSeal Accessory(ies).  Such post-termination activities of Baxter conducted pursuant to this Section 14.8 shall not give rise to an action for infringement under the AAC Patents, the AAC Trademarks, the Baxter Trademarks or the Baxter Patents (as applicable).

Article 15
Indemnification and Insurance

15.1

General Indemnification by AAC.

AAC, jointly and severally, shall defend, indemnify and hold harmless Baxter and its Affiliates and their employees, officers, agents and directors against any loss, damages, action, suit, claim, demand, liability, expense, bodily injury, death, or property damage (a “Loss”) that may be brought, instituted or arise against or be incurred by such persons to the extent such Loss is based on or arises out of the breach by AAC of any of its covenants, representations or warranties set forth in this Distribution and License Agreement or improper business practices; provided, however, that the foregoing indemnification shall not apply to any Loss to the extent such Loss is caused by the negligent or willful misconduct of Baxter or its Affiliates.

15.2

General Indemnification by Baxter.

Baxter, jointly and severally, shall defend, indemnify and hold harmless AAC and its Affiliates and their employees, officers, agents and directors against any Loss that may be brought, instituted or arise against or be incurred by such persons to the extent such Loss is based on or arises out of the breach by Baxter of any of its covenants, representations or warranties set forth in this Distribution and License Agreement or improper business practices; provided, however, that the foregoing indemnification shall not apply to any Loss to the extent such Loss is caused by the negligent or willful misconduct of AAC or its Affiliates.

15.3

Claims Procedures.

A Party entitled to be indemnified by the other Party (an “Indemnified Party”) pursuant to Section 15.1 or 15.2 hereof shall give written notice to the other Party (an “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any threatened or asserted claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided:

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(a)

that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (which approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense (unless (i) the employment of counsel by such Indemnified Party has been authorized by the Indemnifying Party; or (ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the defense of such action, in each of which cases the Indemnifying Party shall pay the reasonable fees and expenses of one law firm serving as counsel for the Indemnified Party, which law firm shall be subject to approval, not to be unreasonably withheld, by the Indemnifying Party);

(b)

the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Distribution and License Agreement to the extent that such failure to give notice did not result in prejudice to the Indemnifying Party or the Indemnifying Party’s insurer;

(c)

the Indemnifying Party, in the defense of any such claim or litigation, shall not, except with the approval of the Indemnified Party (which approval shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which (i) would result in injunctive or other relief being imposed against the Indemnified Party; or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation; and

(d)

the Indemnified Party shall furnish such information regarding itself or the claim in question as the Indemnifying Party may reasonably request in writing, and shall be reasonably required in connection with the defense of such claim or litigation resulting therefrom.

15.4

Compliance.

The Parties shall comply fully with all applicable laws and regulations in connection with their respective activities under this Distribution and License Agreement.

15.5

Insurance.

(a)

Baxter shall, until expiration of the last batch of CoSeal Unit sold hereunder, or of Product or CoSeal Unit manufactured pursuant to the Manufacturing Agreement, by Baxter, its Affiliates, and sublicensees, obtain and maintain at its own cost and expense, any combination of insurance or self-insurance, in Baxter’s sole discretion, for its commercial liability, including, but not limited to, product liability and contractual liability insurance, with respect to its activities hereunder.

(b)

AAC shall, until expiration of the last batch of Product or CoSeal Unit manufactured by AAC, its Affiliates, and sublicensees for Baxter under the Manufacturing Agreement, obtain and maintain at its own cost and expense, any combination of insurance or

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self-insurance, in AAC’s sole discretion, for its commercial liability, including, but not limited to, product liability and contractual liability insurance, with respect to its activities hereunder.

(c)

For each Party, such insurance or self-insurance shall be in such amounts and subject to such deductibles as Baxter and AAC may agree based upon standards prevailing in the industry at the time.  Such insurance or self-insurance shall be written to cover claims incurred, discovered, manifested, or made in connection with clinical development and commercial sale of Products in the Territory.  Upon written request, each of Baxter and AAC shall provide to the other Party copies of its Certificates of Insurance.

(d)

All insurance policies required of either Party under this Distribution and License Agreement shall, at each Parties’ discretion with respect to its insurance, be through self-insurance or a combination of self-insurance and commercially placed insurance.  Where the Party uses commercially placed insurance, such insurance shall (i) be issued by reputable, financially sound companies; (ii) provide that the insurance company will endeavor to provide at least thirty (30) days notice of cancellation, non-renewal or material change of coverage to both Baxter and AAC, but its failure to do so shall impose no penalty or additional obligations under this Distribution and License Agreement; and (iii) contain a severability of interest or separation of the insureds provision, affording defense and coverage for an insured in the event of a claim brought by another insured.

(e)

All of the foregoing liability policies shall be primary and non-contributory and contain a waiver of subrogation in favor of the other Party or the other Party’s designee.

15.6

Responsibility and Control.

Baxter and AAC shall each be solely responsible for the safety of its own employees, agents, Affiliates or independent contractors with respect to its performance under this Distribution and License Agreement, and each shall hold the other Party harmless with regard to any liability for damages or personal injuries resulting from acts of its respective employees, agents, Affiliates or independent contractors.

15.7

No Limitation.

Nothing in this Article 15 regarding insurance coverage amounts shall be deemed or interpreted as a limitation on the indemnities set forth in this Distribution and License Agreement.

Article 16
Miscellaneous Provisions

16.1

Governing Law.

This Distribution and License Agreement shall be governed, interpreted and construed in accordance with the substantive laws of New York, without regard to conflict of laws principles thereof.

16.2

Escalation of Dispute Resolution.

The Parties shall attempt to settle any dispute through good faith negotiations in the spirit of mutual cooperation between business executives with authority to resolve the dispute.  Prior to taking action as provided in Section 16.3 of this Distribution and License Agreement, the Parties shall first submit such dispute to the Steering

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Committee.  The Steering Committee shall attempt to resolve the dispute through good faith negotiations over a reasonable period, not to exceed fifteen (15) Business Days in the aggregate unless otherwise agreed upon by the Steering Committee.  Such fifteen (15) Business Day period shall be deemed to commence on the date of a notice from any Party describing the particular dispute.  If the Steering Committee is unable to resolve the dispute in the allotted time, the dispute shall be submitted to Angiotech’s Chief Executive Officer and to Baxter’s General Manager of the BioSurgery Business ("Heads") for resolution.  The Heads to whom any dispute is submitted shall attempt to resolve the dispute through good faith negotiations over a reasonable period, not to exceed fifteen (15) Business Days in the aggregate unless otherwise agreed upon by the Heads.  Such fifteen (15) Business Day period shall be deemed to commence on the date the dispute was submitted to the Heads.  All negotiations pursuant to this Section 16.2 shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

16.3

Arbitration.

Any dispute that is not resolved by negotiations pursuant to Section 16.2 shall, upon the submission of the written request of either Party to the Steering Committee and the other Party, be resolved by binding arbitration before a three person panel of Arbitrators (the “Panel”), conducted in accordance with the Rules of CPR Institute for Dispute Resolution, except to the extent that such rules are inconsistent with this Distribution and License Agreement.  Each Party shall select its own Arbitrator (a “Party Arbitrator”) and shall notify the other Party of its selection within fifteen (15) Business Days after receipt of the written request for binding arbitration.  However, neither Party may select as a Party Arbitrator any Third Party who is currently engaged to provide non-arbitration related legal services to such Party or that has derived more than ten percent (10%) of its revenues from non-arbitration related legal services provided to such Party within the past twelve (12) months. The Party Arbitrators shall then mutually select a third Arbitrator (a “Neutral Arbitrator”) in accordance with the Rules of the CPR Institute for Dispute Resolution.  Such Neutral Arbitrator may not be currently engaged by either Party and may not have derived more than ten percent (10%) of its revenues from services provided to either Party within the past twelve (12) months.  Each member of the Panel shall be free of any subject matter conflict and conflict with a Party.  The Panel shall resolve the dispute in accordance with this Distribution and License Agreement and the substantive rules of law (but not the rules of procedure) that would be applied by a federal court sitting at the site of the arbitration.  The arbitration shall take place in Chicago, Illinois if initiated by AAC, and in Seattle, Washington if initiated by Baxter.  The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§ 1-16.  Except as set forth in this Distribution and License Agreement, the Panel is not empowered to award damages in excess of compensatory damages.  The Panel has no power or authority, under the CPR Rules for Non-Administered Arbitration or otherwise, to relieve the Parties from their agreement hereunder to arbitrate, or otherwise to amend or disregard any provision of this Distribution and License Agreement, including the provisions of this Section 16.3.  The award of the Panel shall be the sole and exclusive remedy of the Parties, and shall be enforceable in any court of competent jurisdiction, subject only to revocation on grounds of fraud or clear bias on the part of the any member of the Panel.  The statute of limitations of the State of New York, applicable to the commencement of a lawsuit, shall apply to the commencement of an arbitration under this Section 16.3, except that no defenses shall be available based upon the passage of time during any negotiation or mediation pursuant to Section 16.2.

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16.4

Waiver.

The failure on the part of AAC or Baxter to exercise or enforce any rights conferred upon it hereunder shall not be deemed to be a waiver of any such rights and shall not operate to bar the exercise or enforcement thereof at any time or times thereafter.  The observance of any term of this Distribution and License Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) by the Party entitled to enforce such term, but any such waiver shall be effective only if set forth in a writing signed by the Party against whom such waiver is to be asserted.

16.5

Force Majeure.

Neither Party shall be held liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Distribution and License Agreement, including the obligation to meet Minimum Sales amounts, for failure or delay in fulfilling or performing any term of this Distribution and License Agreement, other than an obligation to make a payment, when such failure or delay is caused by or results from fire, floods, earthquakes, embargoes, prohibitions or interventions, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts, acts of God, or any other cause beyond the reasonable control of the affected Party (hereinafter a “Force Majeure”).  Nothing in this provision shall be interpreted to restrict either Party from exercising its rights to terminate this Distribution and License Agreement pursuant to its terms during such periods of Force Majeure.

16.6

Severability.

It is the intention of the Parties to comply with all applicable laws, domestic or foreign, in connection with the performance of its obligations hereunder.  In the event that any provision of this Distribution and License Agreement, or any part hereof, is found invalid or unenforceable, the remainder of this Distribution and License Agreement will be binding on the Parties hereto, and will be construed as if the invalid or unenforceable provision or part thereof had been deleted, and this Distribution and License Agreement shall be deemed modified to the extent necessary to render the surviving provisions enforceable to the fullest extent permitted by law.

16.7

Survival.

The following Articles and Sections shall survive termination or expiration of this Distribution and License Agreement, with such limitations as are noted: Article 1, to the extent definitions are embodied in the following listed Articles and Sections of this Distribution and License Agreement; Sections 2.1(a)(ii), 2.1(c)(ii) (if the CoSeal Sealant Option is exercised or the Japan Payment is made), 2.2(a)(ii), 2.2(b)(ii) (if the CoSeal Adhesion Prevention Option is exercised), 2.3(b), 5.6, 6.2, 6.3, 8.1(a) (for a period not to exceed eighteen (18) months after expiration or termination of the Manufacturing Agreement), 8.5 and 9.4 (for the duration of the inventory sell-off period set forth in Section 14.8), 9.5 (for a period of twelve (12) months after the calendar year in which this Distribution and License Agreement is terminated or expires); Articles 10 (to the extent needed for AAC to exploit its post-termination or post-expiration rights), 12 & 13; Sections 14.1(b), 14.7, 14.8; and Articles 15 and 16 (excluding Section 16.8).  In addition, to the extent any Article of this Distribution and License Agreement contains definitions or other provisions that are necessary to give meaning to the Manufacturing Agreement, such Articles shall survive termination or expiration of this Distribution and License Agreement, but only to such extent.

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16.8

Government Acts.

In the event that any act, regulation, directive, or law of a government, including its departments, agencies or courts (a “Government Act”), should make impossible or prohibit, restrain, modify or limit any material act or obligation of AAC or Baxter under this Distribution and License Agreement, the Party not so affected shall have the right, at its option, to suspend or terminate this Distribution and License Agreement.  Such right of suspension or termination may be exercised as to the country which committed the Government Act only if after thirty (30) days of good faith negotiations between the Parties, the Parties cannot agree to make such modifications to this Distribution and License Agreement as may be necessary to fairly address the Government Act.

16.9

Government Approvals.

Each Party will use Commercially Reasonable Efforts to obtain any government approval required to enable this Distribution and License Agreement to become effective, or to enable any payment hereunder to be made, or enable any other obligation hereunder to be observed or performed.  Each Party will keep the other Party informed of its progress in obtaining any such governmental approvals.

16.10

Assignment.

This Distribution and License Agreement may not be assigned in part or in whole, or delegated in part or in whole, by either Party without the prior written consent of the other Party; provided, however, that either Party may assign this Distribution and License Agreement, without the consent of the other Party, (a) in part or in whole to any of its Affiliates, if the assigning Party remains liable for the full performance of its Affiliates’ obligations hereunder, or (b) in connection with the transfer or sale of all or substantially all of its assets or business to which this Distribution and License Agreement relates, or in the event of its merger or consolidation with, acquisition by, or sale to another company.  The Parties acknowledge that Baxter may elect to assign to one or more Third Parties, on a country-by-country or region-by-region basis, certain of its rights and to delegate certain of its obligations under this Distribution and License Agreement; provided, however, that Baxter may not assign such rights or delegate such obligations in the United States, Europe or Japan to a Third Party without AAC’s prior written consent.  In all cases, (x) the assigning or delegating Party shall provide the other Party with prompt written notice of any such assignment or delegation; (y) the assignee or delegatee shall accept such assignment or delegation in writing and agree to the related obligations of such assignment or delegation; and (z) the assignment or delegation shall not in any way diminish, reduce or eliminate any of the assigning or delegating Party’s obligations under this Distribution and License Agreement, and such Party shall remain liable for all such obligations. Any purported assignment or delegation in contravention of this Section 16.10 shall, at the option of the non-assigning or non-delegating Party, be null and void and of no effect.  Unless the Parties otherwise agree in writing, no assignment or delegation shall release either Party from responsibility for the performance of any accrued obligation of such Party hereunder.  The grant of a sublicense or appointment of a subdistributor, agent or co-promoter pursuant to Section 2.4 shall not be deemed an assignment or delegation under this Distribution and License Agreement.

16.11

Binding Agreement.

This Distribution and License Agreement shall be binding upon and inure to the benefit of all successors and permitted assigns of the Parties.

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16.12

Counterparts.

This Distribution and License Agreement may be executed by original or facsimile signature in several counterparts, all of which shall be deemed to be originals, and all of which shall constitute one and the same Distribution and License Agreement.

16.13

No Agency.

Nothing herein contained shall be deemed to create an agency, joint venture, amalgamation, partnership or similar relationship between AAC and Baxter.  Notwithstanding any of the provisions of this Distribution and License Agreement, neither Party shall at any time enter into, incur, or hold itself out to Third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever, and all such commitments, expenses and liabilities undertaken or incurred by one Party in connection with or relating to the development, manufacture or sale of CoSeal Accessory(ies)or CoSeal Unit(s) or components thereof shall be undertaken, incurred or paid exclusively by that Party, and not as an agent or representative of the other Party.

16.14

Notice.

All communications between the Parties with respect to any of the provisions of this Distribution and License Agreement will be sent to the addresses set forth below, or to such other addresses as designated by one Party to the other Party by notice pursuant hereto, by internationally recognized courier or by prepaid, certified air mail (which shall be deemed received by the other Party on the seventh (7th) Business Day following deposit in the mails), or by facsimile transmission or other electronic means of communication (which shall be deemed received when transmitted), with confirmation by letter sent at or before the close of business the next following Business Day:

If to AAC, at:

Angiotech Pharmaceuticals, Inc.

1618 Station Street

Vancouver, British Columbia, CANADA V6A 1B6

Attention:  Chief Business Officer

with a copy to:

Angiotech Pharmaceuticals, Inc.

1618 Station Street

Vancouver, British Columbia, CANADA V6A 1B6

Attention:  General Counsel

If to Baxter, at:

Baxter Healthcare Corporation

1627 Lake Cook Road

Mailstop LCIV-1W

Deerfield, Illinois 60015

Attention:  President, Venture Management

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with a copy to:

Baxter Healthcare Corporation

One Baxter Parkway

Deerfield, Illinois 60015

Attention:  General Counsel

and to:

Baxter Healthcare Corporation

Attn: Associate General Counsel of Baxter BioScience

One Baxter Way

Westlake Village, CA  91362

16.15

Headings.

  The Article, Section and subsection headings are for convenience only and will not be deemed to affect in any way the language of the provisions to which they refer.

16.16

Authority.

  The undersigned represent that they are authorized to sign this Distribution and License Agreement on behalf of the Parties hereto.

16.17

No Implied Licenses.

  Nothing in this Distribution and License Agreement shall be construed as granting either Party by implication, estoppel or otherwise, any license rights which are not expressly set forth herein.

16.18

Entire Agreement.

  This Distribution and License Agreement, including the Schedules appended hereto, together with the Manufacturing Agreement which is hereby incorporated by reference as if fully set forth herein, contains the entire understanding of the Parties relating to the matters referred to herein, and may only be amended by a written document, duly executed on behalf of the respective Parties.

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IN WITNESS WHEREOF, the Parties hereto have caused this Distribution and License Agreement to be executed by their duly authorized representatives, effective as of the day and year first above written, although actually signed on the dates set forth below.

Vancouver, British Columbia

Deerfield, Illinois

Angiotech Pharmaceuticals, Inc.

Baxter Healthcare Corporation

/s/ William L. Hunter

/s/ Gregory Bosch

Dr. William L. Hunter

Gregory Bosch

President and Chief Executive Officer

Vice President & General Manager

Biosurgery

Date April 18, 2003

Date April 18, 2003

Angiotech International, Inc.

Baxter Healthcare, S. A.

/s/ David D. McMasters

/s/ Gregory Bosch

David D. McMasters

Gregory Bosch

Managing Officer

Under Power of Attorney

from Baxter Healthcare, S.A.

Date April 18, 2003

Date April 18, 2003

Cohesion Technologies, Inc.

/s/ Jeanne M. Bertonis

Jeanne M. Bertonis

Secretary

Date April 18, 2003

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SCHEDULE 1.3

AAC PATENTS

Patent Family	Patent Number	Title	Dates	International Patents and Applications (per patent family)
1	5,874,500	CROSSLINKED POLYMER COMPOSITIONS AND METHODS FOR THEIR USE	Issued 2/23/99 Filed 12/18/96	Off of ’500 Patent Australia 717660 (issued) Canada 2239775 (pending) Europe 96944824.0 (published) Japan 9-522938 (pending) Off of ’889 Patent WIPO 02/19122 (published)
	6,051,648	CROSSLINKED POLYMER COMPOSITIONS AND METHODS FOR THEIR USE	Issued 4/18/00 Filed 1/13/99
	09/932,536	CROSSLINKED POLYMER COMPOSITIONS AND METHODS FOR THEIR USE	Filed 11/27/01 (allowed)
	6,458,889	COMPOSITIONS AND SYSTEMS FOR FORMING CROSSLINKED BIOMATERIALS AND ASSOCIATED METHODS OF PREPARATION AND USE	Issued 10/1/02 Filed 06/15/01
	6,166,130	METHOD OF USING CROSSLINKED POLYMER COMPOSITIONS IN TISSUE TREATMENT APPLICATIONS	Issued 12/26/00 Filed 4/30/99
	6,323,278	METHOD OF MAKING CROSSLINKED POLYMER MATRICES IN TISSUE TREATMENT APPLICATIONS	Issued 11/27/01 Filed 12/08/00
	10/262,640	METHOD FOR TISSUE REPAIR USING ADHESIVE MATERIALS	Filed 09/30/02

2	6,312,725	RAPID GELLING BIOCOMPATIBLE POLYMER COMPOSITION (THIOL PEGS)	Issued 11/6/01 Filed 04/16/99	Japan 2000-611963 9 (published)
	10/012,263	RAPID-GELLING BIOCOMPATIBLE POLYMER COMPOSITION AND ASSOCIATED METHODS OF PREPARATION AND USE	Filed 11/05/01

3	5,162,430	COLLAGEN-POLYMER CONJUGATES	Issued 11/10/92 Filed 11/14/89	Australia 638637 (issued) Japan 2505312 (issued) France 444157 (issued) Germany 68928754.2 (issued) Italy 444157 (issued) UK 444157 (issued)
	5,304,595	COLLAGEN-POLYMER CONJUGATES	Issued 04/19/94 Filed 12/30/92
	5,264,214	COMPOSITION FOR BONE REPAIR	Issued 11/23/93 Filed 08/14/92
	5,324,775	BIOLOGICALLY INERT, BIOCOMPATIBLE-POLYMER CONJUGATES	Issued 06/28/94 Filed 07/02/92
	5,565,519	CLEAR, CHEMICALLY MODIFIED COLLAGEN-POLYMER CONJUGATES FOR OPHTHALMIC APPLICATIONS	Issued 10/15/96 Filed 11/3/93

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SCHEDULE 1.3

AAC PATENTS

(continued)

Patent Family	Patent Number	Title	Dates	International Patents and Applications (per patent family)
4	6,495,127	COMPOSITIONS AND SYSTEMS FOR FORMING HIGH STRENGTH MEDICAL SEALANTS, AND ASSOCIATED METHODS OF PREPARATION AND USE	Issued 12/17/02 Filed 08/28/00	Europe 00959535.6 (published) Japan 2001-520763 (pending)

5	6,165,489	CROSSLINKED COLLAGEN COMPOSITIONS FOR IN SITU ADMINISTRATION	Issued 12/26/00 Filed 04/28/99	None

6	5,614,587	COLLAGEN-BASED BIOADHESIVE COMPOSITIONS	Issued 03/25/97 Filed 06/07/95	Canada 2172906 (pending) Europe 96108503.2 (published) Japan 8-139317 (published)

7	5,968,018	CELL SEPARATION DEVICE AND IN-LINE ORIFICE MIXER SYSTEM	Issued 10/19/99 Filed 10/30/96	Japan 10-520756 (published)

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SCHEDULE 1. 4

AAC TRADEMARKS

COSEAL®

ADHIBIT™

ANGIOTECHKNOWLEDGY™

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SCHEDULE 1. 15

COSEAL ACCESSORIES

Cohesion Part Number	Description

AES-500	Air Enhanced Spray Accessory 5X

ARS-530	Air Regulator System

FXP-060	CoSeal Extended Applicators 22cm

FXP-069	CoSeal Replacement Applicators

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SCHEDULE 1.21

COSEAL INGREDIENTS

Molecular Formula
[***]	[***]
[***]	[***]

Structure of [***]

Structure of [***]

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	Chemical Name	Chemical Abstracts Service Number	Average Molecular Weight (Mw)	Molecular Weight Distribution Mw/Mn (GPC)
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

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SCHEDULE 2.1(b)

THIRD PARTY RIGHTS

•

License and Distributorship Agreement (EU) by and between Cohesion and Tyco Healthcare Group AG, dated and effective as of September 15, 2000

•

International Distributor Agreement between Cohesion and TAG Medical, dated December 15, 2000

•

International Distributor Agreement between Cohesion and Downuri Corp., dated July 15, 2002

•

United States Manufacturer's Rep Agreement between Cohesion and Products for Surgery, Inc., dated July 31, 2002

•

Distributor Agreement between Cohesion and Japan Lifeline Co., Ltd., dated August 1, 2000

•

International Distributor Agreement between GM Medical Pacific L.T.D. and Cohesion, made and entered into effective as of December 15, 2000

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SCHEDULE 5.2(a)

COSEAL SEALANT UNIT MINIMUM SALES

2003

2004

2005

2006

2007

2008

2009

2010

2011

2012

Worldwide CoSeal Sealant

Unit Minimum Sales

(Excluding Japan):

[***]

The above and below CoSeal Sealant Unit Minimum Sales are expressed in Thousands of Dollars and apply to Baxter’s worldwide Net Sales of CoSeal Sealant Units, including related AAC Patented Accessory(ies), excluding sales in Japan.  Beginning in the first full calendar year in which Baxter has the right to sell after receiving Japanese NHI reimbursement approval for the CoSeal Sealant Unit, the following additional amounts (also expressed in Thousands of Dollars) shall be added to the above CoSeal Sealant Unit Minimum Sales:

Year1

Year2

Year3

Year4

Year5

Year6

Year7

Additional CoSeal Sealant Unit

Minimum Sales Following

Reimbursement Approval in Japan:

[***]

By way of example only, and not definition, if the Japanese NHI reimbursement approval is obtained in calendar year 2004, then Baxter’s applicable CoSeal Sealant Unit Minimum Sales figure for 2005 shall be equal to the 2005 minimum of [***] set forth above, plus the Year 1 additional minimum following Regulatory Approval in Japan of [***], for a total 2005 CoSeal Sealant Unit Minimum Sales number of [***]

All of the above CoSeal Sealant Unit Minimum Sales are subject to the periodic reevaluation, adjustment and Baxter’s right to cure, all as set forth in Article 5.

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SCHEDULE 8.1(d)

COMMERCIAL SAMPLES

TO BE PROVIDED BY AAC

1.

In accordance with Section 8.1(d), AAC will provide [***] to Baxter, a total of 750 samples of CoSeal Unit(s) for use in the United States of which 500 will be sterile and 250 will be sterile or non-sterile at the option of AAC.  Baxter, may, at its option order an additional 250 sterile samples [***]

2.

In accordance with Section 8.1(d), AAC will provide, [***] to Baxter, a total of 750 samples of CoSeal Unit(s) for use in the Territory outside of the United States, of which 500 will be sterile and 250 will be sterile or non-sterile at the option of AAC.  Baxter, may, at its option order an additional 250 sterile samples [***]